Exhibit 10.18

                           ASSET ACQUISITION AGREEMENT


                                      among


                             SOUTHWEST AIRLINES CO.,
                           as Purchaser and Assignee,

                                       and



                               ATA HOLDINGS CORP.
                                       and
                               ATA AIRLINES, INC.,
                                   as Sellers




                                December 22, 2004

                                TABLE OF CONTENTS

RECITALS 1
ARTICLE I DEFINITIONS..........................................................1
     Section 1.1   Definitions... .............................................1
     Section 1.2   Disclosure Schedules .......................................1
ARTICLE II ACQUISITION OF ASSETS...............................................2
     Section 2.1   Acquisition of Transferred Assets...........................2
     Section 2.2   [This Section Reserved.]....................................2
     Section 2.3   [This Section Reserved.]....................................2
     Section 2.4   Excluded Assets.............................................2
ARTICLE III ASSUMPTION OF LIABILITIES..........................................2
     Section 3.1   Assumed Liabilities  .......................................2
     Section 3.2   Retained Liabilities........................................3
ARTICLE IV ACQUISITION PRICE...................................................4
     Section 4.1   Acquisition Price...........................................4
     Section 4.2   Allocation of Acquisition Price.............................4
     Section 4.3   Adjustments to Acquisition Price............................4
     Section 4.4   Prorations..................................................5
     Section 4.5   Transfer Taxes..............................................5
     Section 4.6   Offsets to Acquisition Price................................6
ARTICLE V CLOSING. ............................................................6
     Section 5.1   Closing.....................................................6
     Section 5.2   Deliveries at Closing.......................................6
     Section 5.3   Delivery of Transferred Assets..............................8
     Section 5.4   Conditions Precedent to Obligations of Southwest............8
     Section 5.5   Conditions Precedent to Obligations of Sellers.............10
ARTICLE VI REPRESENTATIONS AND WARRANTIES OF SELLERS. ........................11
     Section 6.1   Organization and Good Standing.............................11
     Section 6.2   Authorization and Effect of Agreement......................11
     Section 6.3   No Conflicts...............................................12
     Section 6.4   [This Section Reserved.]...................................12
     Section 6.5   Data.......................................................12
     Section 6.6   Consents and Approvals.....................................12
     Section 6.7   Permits; Compliance with Law...............................13
     Section 6.8   [This Section Reserved.]...................................13
     Section 6.9   Title to and Condition of Assets...........................13
     Section 6.10  U.S. Citizen; Air Carrier..................................13
     Section 6.11  Assumed Contracts..........................................13
     Section 6.12  [This Section Reserved.]...................................14
     Section 6.13   No Casualty...............................................14
     Section 6.14  [This Section Reserved.]...................................14
     Section 6.15  Midway Gates; Midway Gate Property; Midway Hangar;
     Midway Hangar Property ..................................................14
     Section 6.16  Environmental Matters......................................15
     Section 6.17  Taxes......................................................17
     Section 6.18  [This Section Reserved.]...................................17
     Section 6.19  [This Section Reserved.]...................................17
     Section 6.20  Real Property..............................................17
     Section 6.21  Disclosure.................................................19
ARTICLE VII REPRESENTATIONS AND WARRANTIES OF PURCHASER.......................19
     Section 7.1   Corporate Organization.....................................19
     Section 7.2   Authorization and Effect of Agreement......................19
     Section 7.3   No Conflicts...............................................19
     Section 7.4   Litigation.................................................20
     Section 7.5   Southwest `34 Act Reports..................................20
ARTICLE VIII PRE-CLOSING COVENANTS............................................20
     Section 8.1   Access.....................................................20
     Section 8.2   Conduct of Business........................................21
     Section 8.3   Notification...............................................22
     Section 8.4   No Inconsistent Action.....................................22
     Section 8.5   Satisfaction of Conditions.................................22
     Section 8.6   [This Section Reserved.]...................................22
     Section 8.7   [This Section Reserved.]...................................22
     Section 8.8   Filings....................................................22
     Section 8.9   All Reasonable Efforts.....................................24
     Section 8.10  Further Assurances.........................................24
     Section 8.11  Publicity..................................................24
     Section 8.12  [This Section Reserved.]...................................24
     Section 8.13  Bankruptcy Court Approval..................................24
     Section 8.14  Specific Enforcement of Covenants..........................25
     Section 8.15  Due Diligence..............................................25
     Section 8.16  [This Section Reserved.]...................................25
     Section 8.17  [This Section Reserved.]...................................25
     Section 8.18  [This Section Reserved.]...................................25
     Section 8.19  Codeshare Alliance Agreement...............................26
     Section 8.20  [This Section Reserved.]...................................26
     Section 8.21  Midway Ticket Sales........................................26
     Section 8.22  [This Section Reserved.]...................................27
     Section 8.23  Assurances Regarding Renegotiation of Assumed Contracts....27
     Section 8.24  [This Section Reserved.]...................................27
ARTICLE IX POST-CLOSING COVENANTS.............................................27
     Section 9.1   Maintenance of Books and Records...........................27
     Section 9.2   Confidentiality............................................27
     Section 9.3   Exit Credit Facility.......................................28
     Section 9.4   Transition Operations......................................28
     Section 9.5   Plan of Reorganization.....................................28
     Section 9.6   Equity Investment..........................................29
ARTICLE X EMPLOYEE MATTERS....................................................29
ARTICLE XI RISK OF LOSS.......................................................29
     Section 11.1  Risk of Loss on Sellers....................................29
ARTICLE XII FURTHER AGREEMENTS AND TERMINATION................................30
     Section 12.1  [This Section Reserved.]...................................30
     Section 12.2  [This Section Reserved.]...................................30
     Section 12.3  Termination................................................30
     Section 12.4  Procedure and Effect of Termination........................32
ARTICLE XIII MISCELLANEOUS PROVISIONS.........................................32
     Section 13.1  Notices....................................................32
     Section 13.2  Actions by Sellers.........................................33
     Section 13.3  Expenses...................................................34
     Section 13.4  Successors and Assigns.....................................34
     Section 13.5  Waiver.....................................................34
     Section 13.6  Entire Agreement; Disclosure Schedules.....................34
     Section 13.7  Amendments, Supplements, Etc...............................34
     Section 13.8  Rights of the Parties......................................34
     Section 13.9  Applicable Law.............................................34
     Section 13.10 Execution in Counterparts..................................35
     Section 13.11 Titles and Headings........................................35
     Section 13.12 Invalid Provisions.........................................35
     Section 13.13 Transfers..................................................35
     Section 13.14 Brokers....................................................35
     Section 13.15 Exculpation................................................35
     Section 13.16 Principles of Interpretation...............................35
     Section 13.17 Survival...................................................36
     Section 13.18 Sellers Agreement to Indemnify.............................36
     Section 13.19 Southwest Agreement to Indemnify...........................36
     Section 13.20 Setoff.....................................................37

List of Schedules:

Schedule 4.2       Allocation of Acquisition Price
Schedule 6.7       Permits
Schedule 6.11      Assumed Contract Consents
Schedule 6.13      Casualty
Schedule 6.15(a)   Midway Gates and Midway Hangar Property
Schedule 6.15(b)   Leases
Schedule 6.15(c)   Midway Property Leases
Schedule 6.15(f) Midway Gates, Midway Gate Property, Midway Hangar and Midway Hangar Property Not in Good Operating Condition
Schedule 6.15(i) Deferred Maintenance for Midway Gates, Midway Gate Property, Midway Hangar and Midway Hangar Property/Construction Defects
Schedule 6.16(a)   Environmental Compliance
Schedule 6.16(b)   Environmental Claims
Schedule 6.16(c)   Environmental Allegations
Schedule 6.16(d)   Environmental Sites
Schedule 6.17      Taxes
Schedule 6.20(a)   Midway Property Leases
Schedule 6.20(e)   Impaired Midway Property Leases

List of Exhibits:

Exhibit A - Definitions
Exhibit B - Disclosure and Other Schedules
Exhibit C - Assignment of Facilities Lease
Exhibit D - Assignment of Hangar Lease
Exhibit E - Approval Order
Exhibit F - Bid Proposal

                           ASSET ACQUISITION AGREEMENT


     This ASSET ACQUISITION AGREEMENT (this "Agreement") is made and entered into as of December 22, 2004 (the "Execution Date"), by and among Southwest Airlines Co., a Texas corporation ("Southwest"), and ATA Holdings Corp., an Indiana corporation ("Holdings") and its wholly-owned subsidiary ATA Airlines, Inc., an Indiana corporation ("ATA") (Holdings and ATA as debtors and debtors in possession are collectively referred to as "Sellers" and each individually is referred to as "Seller").

                                    RECITALS

     WHEREAS, Sellers desire to sell, assign and transfer to Southwest, and Southwest desires to purchase and acquire from Sellers, certain assets, rights, interests and properties of Sellers as herein described, all on the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, Sellers have filed voluntary petitions for reorganization pursuant to chapter 11 of title 11 of the United States Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of Indiana (the "Bankruptcy Court"), and in connection with such filings intend to seek the entry of an order of the Bankruptcy Court approving this Agreement and authorizing Sellers to consummate the transactions contemplated hereby;

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, Holdings and ATA, jointly and severally, hereby agree with Southwest as follows:

                                   ARTICLE I
                                   DEFINITIONS

     Section 1.1 Definitions. As used in this Agreement, unless the context otherwise requires, capitalized terms used in this Agreement shall have the meanings set forth in Exhibit A hereto.

     Section 1.2 Disclosure Schedules. References to "Schedules" shall mean the disclosure schedules delivered by Southwest and Sellers as of the Execution Date that are specifically made part of this Agreement. Any Schedule not delivered as of the Execution Date shall be completed by the party designated on Exhibit B, delivered to the non-preparing party in accordance with Section 13.1 on or by the date set forth on Exhibit B and, upon acceptance by the non-preparing party (which acceptance shall not be unreasonably withheld or delayed), shall be made a part of this Agreement as if such Schedule were originally attached hereto as of the Execution Date (unless the context requires otherwise).

                                   ARTICLE II
                              ACQUISITION OF ASSETS

     Section 2.1 Acquisition of Transferred Assets. On the terms and subject to the conditions set forth herein, at one or more Closings as described in Article V, Sellers shall:

          (i) assign and transfer to Southwest, and Southwest shall assume, acquire and accept the assignment and transfer of, (a) Sellers' right, title and interest in and to that certain "Chicago Midway Airport Amended and Restated Airport Use Agreement and Facilities Lease" dated with an effective date of January 1, 1997, as amended and supplemented as of the Execution Date (the "Facilities Lease"), solely with respect to all of Sellers' right, title and interest thereunder in and to the six (6) gates identified on Schedule 6.15(a), including such gates' associated ramp space and service facilities at Midway Airport (the "Midway Gates") and (b) all of Sellers' right, title and interest in and to that certain "Lease of Hangar Facilities at Midway Airport" between the City of Chicago and
     American Trans Air, Inc., dated September 1, 1995, as amended and supplemented as of the Execution Date (the "Hangar Lease"), including with respect to all of Sellers' right, title and interest thereunder in and to facilities, fixtures, improvements and appurtenances associated therewith (the "Midway Hangar"), and

          (ii) sell, transfer, convey, assign and deliver to Southwest, and Southwest shall purchase, acquire and accept the assignment and transfer of, the following assets, properties and rights: (a) the Midway Gate Property, and (b) the Midway Hangar Property.

All of the rights, interests, assets and property, real and personal, tangible and intangible, referenced in clauses (i) and (ii) above of this Section 2.1, together with all substitutions therefor and all accessions thereto and replacements and renewals thereof (collectively, the "Transferred Assets"), shall be free and clear of all Liens except Permitted Liens.

     Section 2.2 [This Section Reserved.]

     Section 2.3 [This Section Reserved.]

     Section 2.4 Excluded Assets. All rights, properties and assets of Sellers and their Affiliates other than those included in Transferred Assets shall be deemed excluded assets hereunder (collectively, the "Excluded Assets") and shall not be included in the Transferred Assets.

ARTICLE III
                            ASSUMPTION OF LIABILITIES

     Section 3.1 Assumed Liabilities. Southwest shall assume and thereafter in due course pay and fully satisfy only the following liabilities and obligations of Sellers (collectively the "Assumed Liabilities") and no other such liabilities or obligations:

          (i) the liabilities and obligations of the lessee under the Hangar Lease and the Facilities Lease transferred to and assumed by Southwest hereunder; and

          (ii) [This Section Reserved.]

          (iii) the liabilities and obligations of Sellers under any other Assumed Contracts;

but in each such case only those accruing or arising solely from or with respect to the period after the Closing.

     Except as set forth above, Southwest shall not assume or be liable for any other obligations or liabilities of Sellers or either Seller whatsoever (including, without limitation, any cure or other amounts payable to other parties under the Assumed Contracts accruing or arising with respect to any period prior to Closing); provided, however, that Southwest shall have the right, upon prior written notice to the Sellers, to pay any such cure amounts and offset such amounts against the Acquisition Price or any other amount due to one or more of the Sellers by Southwest.

     Section 3.2 Retained Liabilities. Notwithstanding anything contained in this Agreement to the contrary, Southwest does not assume or agree to pay, satisfy, discharge or perform, and shall not be deemed by virtue of the execution and delivery of this Agreement or any document delivered at the Closing pursuant to this Agreement, or as a result of the consummation of the transactions contemplated by this Agreement, to have assumed, or to have agreed to pay, satisfy, discharge or perform, any liability, obligation or indebtedness whatsoever of either Seller, or any other Person whether primary or secondary, direct or indirect, contingent or guaranteed, other than solely the Assumed Liabilities. Sellers shall retain and, except to the extent excused or prohibited by the applicable provisions of the Bankruptcy Code, pay, satisfy, discharge and perform in accordance with the terms thereof, all liabilities and obligations other than the Assumed Liabilities, including, without limitation, those set forth below (all such liabilities and obligations retained by Seller being referred to herein as the "Retained Liabilities"):

          (a) all obligations or liabilities of Sellers or any predecessor(s) or Affiliate(s) of Sellers that relate to any assets other than Transferred Assets or that relate to the Transferred Assets which are not Assumed Liabilities;

          (b) all obligations or liabilities of Sellers or any predecessor(s) or Affiliate(s) of Sellers relating to Taxes with respect to the Transferred Assets or otherwise, for all periods, or portions thereof, on or prior to the Closing Date;

          (c)  all  obligations  or  liabilities  for  any  legal,   accounting,
     investment banking, brokerage or similar fees or expenses incurred by either Seller in connection with, resulting from or attributable to the transactions contemplated by this Agreement; and

          (d) all liabilities and obligations of Sellers or any predecessor(s) or Affiliate(s) of Sellers' resulting from, caused by or arising out of, directly or indirectly, the conduct of their respective businesses or ownership or lease of any of their properties or assets or any properties or assets previously used by either Seller (including without limitation the Transferred Assets) at any time prior to or on the Closing, including without limitation such of the foregoing (i) as constitute, may constitute or are alleged to constitute a tort, breach of contract or violation of requirement of any Law, or (ii) that relate to, result in or arise out of the existence or imposition of any liability or obligation to remediate or contribute or otherwise pay any amount under or in respect of any environmental, superfund or other environmental cleanup or remedial Laws, occupational safety and health Laws or other Laws.



     Neither of Sellers nor Southwest has granted to the other any covenant of non-competition and nothing in this Agreement shall be deemed to preclude either party from competing with any business or schedule flight services of the other.

                                   ARTICLE IV
                                ACQUISITION PRICE

     Section 4.1 Acquisition Price. In consideration of the assignment, transfer and conveyance to Southwest of all right, title and interest in and to the Transferred Assets and the other rights assigned, granted or transferred to Southwest pursuant hereto, and subject to the conditions and in accordance with the terms hereof, Southwest shall (a) assume at one or more Closings the Assumed Liabilities, and (b) pay to or on behalf of Sellers as and when hereinafter provided an aggregate of $40,000,000, subject to adjustments as provided in
Section 4.3, prorations as provided in Section 4.4 and any offsets to the Acquisition Price pursuant to Section 4.6 (collectively, the Assumed Liabilities assumed pursuant to clause (a) above and the amount referenced in clause (b) above, as adjusted, prorated and/or setoff, the "Acquisition Price"). The portion of the Acquisition Price referenced in clause (b) above shall be paid as follows: $40,000,000 in the aggregate to Sellers in cash at one or more Closings (plus or minus the adjustments described above).

     Section 4.2 Allocation of Acquisition Price. Southwest shall, within 120 days after the Closing Date, prepare and deliver to Sellers for their consent (which consent shall not be unreasonably withheld, conditioned or delayed) a schedule allocating the Acquisition Price among the Transferred Assets in accordance with Treasury Regulation 1.1060-1T (or any comparable provisions of state or local tax law) or any successor provision. If Sellers do not give their consent, Southwest and Sellers will negotiate in good faith to resolve such objections. Southwest and Sellers shall report and file all Tax Returns (including amended Tax Returns and claims for refund) consistent with the allocation, if any, consented to, or required to be consented to, by Sellers, and shall take no position contrary thereto or inconsistent therewith (including, without limitation, in any audits or examinations by any taxing authority or any other proceedings). Southwest and Sellers and each Affiliate of Sellers shall cooperate in the filing of any forms (including Form 8594) with respect to such allocation, including any amendments to such forms required with respect to any adjustment to the Acquisition Price, pursuant to this Agreement. If and to the extent the parties are unable to agree on such allocation, each shall be free to make its own allocation for tax purposes. Notwithstanding any other provisions of this Agreement, the foregoing agreement shall survive the Closing Date without limitation.

     Section 4.3 Adjustments to Acquisition Price.

          (a) In the event that, as a result of the operation of Section 11.1, any Transferred Asset that would be otherwise purchased or acquired at the Closing is not purchased or acquired at the Closing (or in the event that any tangible Transferred Asset has been damaged as described in Section 11.1, but such damage has not been fully repaired), then the Acquisition Price shall be reduced to the extent and as provided in Section 11.1, except as otherwise set forth in paragraph (b) below; and

          (b) With respect to any Midway Gate, Midway Gate Property, Midway Hangar, Midway Hangar Property, or any other Transferred Asset that is not transferred to Southwest at the Closing for any reason, the portion of the Acquisition Price allocated to each such item (and, accordingly, the Acquisition Price as a whole) shall be reduced by an amount mutually agreed to by the parties hereto. Southwest and Sellers hereby agree that Southwest shall hold back $6,000,000 until the Closing for the Midway Hangar and Midway Hangar Property. Southwest and Sellers agree that such $6,000,000 is the negotiated amount to be held back pursuant to this Section 4.3(b) and paid in the event that a Closing occurs with respect to the Midway Hangar and Midway Hangar Property, and that, in the event the Closing with respect to such Midway Hangar and Midway Hangar Property occurs, the portion of the Acquisition Price allocable to such assets pursuant to Section 4.2, may be more or less than $6,000,000.

          (c) [This Section Reserved.]

          (d) [This Section Reserved.]

     Section 4.4 Prorations. Sellers shall bear all personal property and ad valorem tax liability with respect to the Transferred Assets if the lien or assessment date arises or relates to any period prior to the Closing Date irrespective of the reporting and payment dates of such Taxes. All other property Taxes, ad valorem Taxes and similar recurring Taxes and fees and charges on or with respect to the Transferred Assets, and all lease payments or similar recurring payments under lease agreements that are Assumed Contracts, shall be pro rated between Southwest and the applicable Seller as of 12:01 a.m. Indianapolis time on the Closing Date. All payments to be made by Southwest or either Seller in accordance with this Section 4.4 shall be made, to the extent then determinable, by way of adjustments to the cash portion of the Acquisition Price to be paid to Sellers by Southwest at the Closing. Southwest shall have the right of reasonable review and approval of each Seller's property tax returns and assessments and the right to contest any assessment for which Southwest bears any economic responsibility. Sellers shall reasonably cooperate with Southwest to advance any contest.

     Section 4.5 Transfer Taxes. Any sales, use, transfer, recording or similar taxes due as a result of the transactions provided for herein shall be paid by Sellers. Notwithstanding the foregoing, the Approval Order shall contain a provision that the Sellers' sale, transfer, assignment and conveyance of the Transferred Assets to Southwest hereunder shall be entitled to the protections afforded under Section 1146(c) of the Bankruptcy Code (but the failure of the Approval Order to contain such provisions shall not relieve Seller of their obligation to pay the items specified in the first sentence of this Section 4.5). Southwest will cooperate reasonably with reasonable written requests of Sellers to minimize any such Taxes, including with respect to delivery location.

     Section 4.6 Offsets to Acquisition Price. The Acquisition Price payable by Southwest to Sellers at the Closing shall be offset by crediting Southwest with the following amounts (collectively, the "Acquisition Price Offset Amount"):

          (a) Sellers' payment obligation to Southwest under Section 8.8; and

          (b) such other amounts, if any, owed by Sellers to Southwest or required hereby to be paid by Sellers to third parties under this Agreement with respect to the Transferred Assets or otherwise that are unpaid and outstanding as of the Closing Date.

                                   ARTICLE V
                                    CLOSING

     Section 5.1 Closing. The consummation of the purchase, assignment and transfer of all right, title and interest in and to the Transferred Assets contemplated hereby (the "Closing") shall take place at the offices of Baker & Daniels, 300 North Meridian Street, Suite 2700, Indianapolis, Indiana subject to the satisfaction or waiver of the conditions set forth in Section 5.4 and
Section 5.5, as soon as practicable after the Execution Date and in any event not later than the Scheduled Closing Date, or at such other time and place and on such other date as Southwest and Sellers shall agree (the "Closing Date"). In the event the conditions set forth in Section 5.4 and Section 5.5 have been met with respect to some but not all of the Transferred Assets as of a given date, Southwest and Sellers may consummate the purchase, assignment and transfer of the Transferred Assets at multiple Closings on multiple Closing Dates; provided, that all of the terms and conditions set forth in this Agreement shall apply equally at each such Closing except that the terms "Transferred Assets" and "Assumed Liabilities" shall mean only the Transferred Assets and Assumed Liabilities, respectively, subject to such Closing and the term "Acquisition Price" shall mean only such portions of the $40,000,000 and the Assumed Liabilities as are applicable and allocable to the Transferred Assets subject to such Closing. Anything to the contrary in this Agreement notwithstanding, in no event shall the cash portion of the Acquisition Price for all assets being transferred by Sellers to Southwest be in excess of $40,000,000. It shall not be deemed a default by any party to this Agreement if this Agreement terminates in accordance with Section 12.3(b)(iii) solely as a result of the failure of the City of Chicago to grant any required consent with respect to any Transferred Assets; provided, however, that no party hereby waives any claim or right against a breaching party to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     Section 5.2 Deliveries at Closing: At the Closing:

          (a) Sellers shall deliver to Southwest the items  described in clauses
     (i)  through  (iv)  below,  to the extent  applicable  with  respect to the
     Closing:

               (i) an assignment of the Facilities Lease containing the terms and conditions agreed between Southwest and the City of Chicago as set forth in Exhibit C, which assignment shall be in form and substance satisfactory to Southwest and pursuant to which Sellers will assign all right, title and interest of Sellers in and to the Facilities Lease with respect to the Midway Gates

          (the "Facilities Lease Assignment"), an assignment of the Hangar Lease containing the terms and conditions agreed between Southwest and the City of Chicago as set forth in Exhibit D, which assignment shall be in form and substance satisfactory to Southwest and pursuant to which Sellers will assign all right, title and interest of Sellers in and to the Hangar Lease (the "Hangar Lease Assignment") and a general bill of sale and assignment, in form and substance reasonably satisfactory to Southwest (the "Bill of Sale"), in each case with respect to the Transferred Assets to be conveyed by Sellers at the Closing together with any other documents reasonably requested by Southwest so as to assign, transfer and convey to Southwest good and valid title, free and clear of all Liens (other than Permitted Liens), to all right, title and interest in and to the Transferred Assets, each executed by ATA;

               (ii) the officers' certificates referenced in Section 5.4(c);

               (iii) the agreements referred to in Section 9.4; and

               (iv) all other agreements, documents,  certificates,  instruments
          or  writings   contemplated  or  described  herein  or  as  reasonably
          requested by Southwest in connection herewith.

          (b) Sellers shall use their best efforts to effect, by appropriate transfer documents satisfactory in form and substance to Southwest, the transfer at Closing to Southwest of Sellers' interests in the Assumed Contracts, as Southwest may request. In the event, despite Sellers' best reasonable efforts, Sellers are unable to assign or transfer any such leases or agreements, such failure shall not be a default by Sellers under this Agreement or a basis for termination of this Agreement by Southwest, but, in such event, Sellers shall cooperate fully with Southwest, by such alternative arrangements as may be reasonably available, to provide Southwest with the benefit of such leases or agreements;

          (c) Southwest shall deliver to Sellers, to the extent applicable with respect to the Closing, the items described in clauses (i) through (iv) below:

               (i) the portion of the Acquisition Price to be paid at Closing (less amounts as provided in Section 4.1), by wire transfer of immediately available funds to the account or accounts designated by Sellers;

               (ii) one or more assumption agreements pursuant to which Southwest assumes at the Closing the Assumed Liabilities being assumed at the Closing, in form and substance reasonably satisfactory to Sellers (collectively, the "Assumption Agreement"), each duly executed and delivered by Southwest;

               (iii) the officer's certificate referenced in Section 5.5(c); and

               (iv) all other agreements, documents,  certificates,  instruments
          or  writings   contemplated  or  described  herein  or  as  reasonably
          requested by Sellers in connection herewith.

     Section 5.3 Delivery of Transferred Assets. At Closing, Sellers shall assign, transfer and convey to, and place Southwest in full possession and control of, the Transferred Assets to be acquired by Southwest at the Closing.

     Section 5.4 Conditions Precedent to Obligations of Southwest. The obligations of Southwest under this Agreement to consummate the transactions contemplated hereby to be consummated at the Closing shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived in writing at the option of Southwest:

     (a) All representations and warranties of Sellers in this Agreement or in any exhibit, schedule or document delivered pursuant hereto shall be true and correct in all respects (with respect to representations and warranties qualified or limited by materiality or Material Adverse Effect) or in all material respects (with respect to representations and warranties not so qualified or limited), in each case when made and on and as of the Closing Date as if made on and as of that date (other than any such representations or warranties that expressly speak only as of an earlier date).

     (b) All of the terms, covenants and conditions to be complied with and performed by Sellers on or prior to the Closing Date shall have been complied with or performed in all material respects.

     (c) Southwest shall have received a certificate or certificates, dated as of the Closing Date, executed on behalf of Sellers, each by an authorized executive officer thereof, certifying in such detail as Southwest may reasonably request that the conditions specified in Section 5.4(a) and Section 5.4(b) hereof have been fulfilled.

     (d) The waiting period under any applicable competition, merger, control, Antitrust Law or similar Law shall have expired or terminated, and the FAA, DOT and any other Governmental Authorities whose consent is or may be required for consummation of the transactions contemplated hereby shall have issued all approvals required for the transactions contemplated hereby, and no condition or requirement unacceptable to Southwest in its sole discretion shall be imposed on or required of Southwest or any of its Affiliates as a result of or as a condition to any of the foregoing.

     (e) All Consents described or referred to in Section 6.6 and otherwise required to consummate the Closing hereunder and to enter into the agreements described herein shall have been obtained (without any limitation, restriction or condition not otherwise applicable to the applicable Seller being imposed on Southwest or its ownership or use of any Transferred Assets).

     (f) No action, suit or proceeding (including, without limitation, any proceeding over which the Bankruptcy Court has jurisdiction under 28 U.S.C. ss.157(b) and (c)) shall be pending or overtly threatened by or before any Governmental Authority or pending or overtly threatened by any other Person to enjoin, restrain, prohibit or obtain substantial damages or significant equitable relief in respect of or related to any of the transactions contemplated by this Agreement, or that would be reasonably likely to prevent or make illegal the consummation of any transactions contemplated by this Agreement or that, if adversely determined, could be materially adverse to the operation or use of the Transferred Assets, and any such actions, suits or proceedings that have theretofore been brought and determined shall have become Final Orders without having any of the foregoing and without the imposition of any condition or requirement on Southwest.

     (g) There shall not be in effect any Law of any Governmental Authority of competent jurisdiction restraining, enjoining or otherwise preventing, materially adversely affecting, or prohibiting consummation of the transactions contemplated by this Agreement.

     (h) No loss of or damage to any Transferred Asset(s) shall have occurred since the Execution Date, except for (i) damage that has already been fully repaired or is addressed in Section 11.1, (ii) losses that have been replaced with assets of comparable or higher quality with the reasonable approval of Southwest, or (iii) uninsured losses or damage to the Midway Gate Property or Midway Hangar Property which Southwest, acting reasonably and in good faith, considers immaterial.

     (i) No loss or modification of or limitation on any Assumed Contract shall have occurred since the Execution Date without the written consent of Southwest in its sole discretion, including without limitation any forfeiture, expiration without renewal, termination or other loss thereof, other than modifications or limitations which Southwest, acting reasonably and in good faith, considers immaterial.

     (j) [This Section Reserved.]

     (k) The Approval Order shall have been entered and shall be enforceable.

     (l) [This Section Reserved.]

     (m) No event, events or circumstance shall have occurred since the Execution Date which, independently or together with any other event, events or circumstance that have occurred or are in Southwest's opinion reasonably likely to occur, have or in Southwest's opinion are reasonably likely to have a Material Adverse Effect.

     (n) The agreements referred to in Section 8.19 and Section 9.4, together with all other agreements required to be entered into by the terms hereof, shall have been duly and validly executed and delivered by the parties.

     (o) The City of Chicago shall have given its consent to the assignment and transfer of the Facilities Lease with respect to the Midway Gates and the Hangar Lease to Southwest, and shall have waived any default which now or hereafter may exist by reason of any default under any other agreement with Sellers (it being acknowledged that the consent of the City of Chicago may include gate utilization covenants with which Southwest must comply, but Sellers and Southwest agree that such utilization covenants must be satisfactory to Southwest in its sole and absolute discretion) and shall have confirmed that the unpaid amounts due under the Chicago Construction Loan Indebtedness, and any other amounts necessary to satisfy any other obligations as to which the failure to perform or cure would constitute a default or an event of default under the Facilities Lease, the Hangar Lease or the Chicago Construction Loan, is less than $7,000,000.

     (p) [This Section Reserved.]

     Section 5.5 Conditions Precedent to Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated hereby to be consummated at the Closing shall be subject to the satisfaction, at or prior to the Closing, of all the following conditions, any one or more of which may be waived in writing at the option of Sellers:

     (a) All representations and warranties of Southwest made in this Agreement or in any exhibit, schedule or document delivered pursuant hereto shall be true and correct in all respects (with respect to representations and warranties qualified or limited by materiality) or in all material respects (with respect to representations and warranties not so qualified or limited), in each case when made and as of the Closing Date as if made on and as of that date (other than such representations or warranties that expressly speak only as of an earlier date).

     (b) All of the terms, covenants and conditions to be complied with and performed by Southwest on or prior to the Closing Date shall have been complied with or performed in all material respects.

     (c) Sellers shall have received a certificate, dated as of the Closing Date, executed on behalf of Southwest by an authorized executive officer thereof, certifying in such detail as Sellers may reasonably request that the conditions specified in Section 5.5(a) and Section 5.5(b) have been fulfilled.

     (d) The waiting period under any applicable competition, merger, control, Antitrust Law or similar Law shall have expired or terminated, and the FAA, DOT, City of Chicago, Chicago City Council and any other Governmental Authorities whose consent is required for consummation of the transactions contemplated hereby shall have issued all approvals required for the transactions contemplated hereby.

     (e) There shall not be in effect any Law of any  Governmental  Authority of
competent  jurisdiction  restraining,   enjoining  or  otherwise  preventing  or
prohibiting consummation of the transactions contemplated by this Agreement.

     (f) The agreements referred to in Section 8.19 and Section 9.4, together with all other agreements required to be entered into by the terms hereof, shall have been duly and validly executed and delivered by the parties. (g) The Approval Order shall have been entered and shall be enforceable.

     (h) The City of Chicago shall have given its consent to the assignment and transfer of the Facilities Lease with respect to the Midway Gates and the Hangar to Southwest and waived any and all cross defaults under the Facilities Lease and the Hangar Lease that now or hereafter exists by reason of any other agreement between the City of Chicago and Sellers.

     (i) No action, suit or proceeding (including, without limitation, any proceeding over which the Bankruptcy Court has jurisdiction under 28 U.S.C. ss. 157(b) and (c)) shall be pending or overtly threatened by or before any Governmental Authority or pending or overtly threatened by any other Person to enjoin, restrain, prohibit or obtain substantial damages or significant equitable relief in respect of or related to any of the transactions contemplated by this Agreement, or that would be reasonably likely to prevent or make illegal the consummation of any transactions contemplated by this Agreement, and any such actions, suits or proceedings that have theretofore been brought and determined shall have become Final Orders without having any of the foregoing and without the imposition of any condition or requirement on Sellers.

     (j) Southwest shall have provided the Sellers a Debtor-in-Possession credit facility in accordance with the terms and subject to the conditions described in Exhibit F hereto.

                                   ARTICLE VI
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

     Subject to any exceptions set forth in the Schedules delivered by Sellers pursuant to Section 1.2, each of the Sellers makes the following representations and warranties to Southwest with respect to itself and each other Seller, as applicable, each of which shall be true and correct as of the Execution Date and as of the Closing Date (except to the extent expressly relating solely to a specific date, in which event it shall be true and correct as of such date) and shall be unaffected by any investigation heretofore or hereafter made by or on behalf of Southwest or its Affiliates.

     Section 6.1 Organization and Good Standing. Each Seller is a corporation duly organized and validly existing under the laws of its respective
jurisdiction  of  organization   and  has  the  requisite   corporate  or  other
organizational power and authority to own, lease or otherwise hold its properties and assets and carry on its business as presently conducted. Each Seller is qualified or licensed to do business as a foreign corporation and is in good standing in every jurisdiction where the nature of the business conducted by it or the properties owned or leased by it requires qualification, except where the failure to be so qualified, licensed or in good standing would not reasonably be expected to have a Material Adverse Effect.

     Section 6.2 Authorization and Effect of Agreement. Each Seller has the requisite corporate power and authority (a) to execute and to deliver this Agreement and the Ancillary Agreements to which it will be a party and (b) in the event Approval Order are entered by the Bankruptcy Court, to perform its obligations hereunder and under any such Ancillary Agreements. The execution and delivery by each Seller of the Ancillary Agreements to which it will be a party have been (or will be at the time of execution thereof) duly authorized by all necessary corporate or other organizational action on the part of such Seller. The execution and delivery of this Agreement and the Ancillary Agreements by Sellers, and subject to clause (b) above, the performance by Sellers of their obligations hereunder and thereunder and the consummation by Sellers of the transactions contemplated hereby and thereby, have been duly authorized by their Boards of Directors and no other corporate action on the part of Sellers is necessary to authorize the execution and delivery of this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby. The execution and delivery by each Seller of the Ancillary Agreements to which it will be a party have been (or will be at the time of execution thereof) duly authorized by all necessary corporate or other organizational action on the part of such Seller.

  This Agreement has been duly
and validly executed and delivered by Sellers and constitute valid and binding obligations of Sellers, enforceable against Sellers in accordance with its terms, subject (a) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, including, without limitation, for purposes of the representation and warranty being made as of the Closing Date, the discretion of the Bankruptcy Court for so long as the Bankruptcy Court retains jurisdiction over the Chapter 11 Cases, and (b) as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and (c) entry of the Approval Order as described in Section 8.13(a). Each of the Ancillary Agreements, executed and delivered by Sellers or any Seller, or any of their Affiliates, as applicable, at the Closing, shall constitute a valid and binding agreement of Sellers or such Seller, or Affiliate, enforceable against Sellers or such Seller or Affiliate in accordance with its terms, subject (a) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, including, without limitation, the discretion of the Bankruptcy Court for so long as the Bankruptcy Court retains jurisdiction over the Chapter 11 Cases, and (b) as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     Section 6.3 No Conflicts. The execution and delivery by Sellers of this Agreement and any Ancillary Agreements to which they or either of them will be a party and the execution and delivery by each Affiliate of either of the Sellers of each Ancillary Agreement to which such Affiliate will be a party do not and will not, as applicable, and, in the event the Approval Order is entered by the Bankruptcy Court and shall become a Final Order and the requisite consents are obtained as contemplated by Section 6.6, the performance by each Seller of the transactions contemplated by this Agreement or such Ancillary Agreements, as applicable, will not, (a) affect the ability of Southwest to own, use or operate the Transferred Assets following the Closing in substantially the same manner as the Transferred Assets are presently owned, used or operated by either Seller,
(b) create any Lien on or any right of any third party to purchase, use or operate any of the Transferred Assets or (c) accelerate or trigger any right or obligation of any party under any Assumed Contract.

     Section 6.4 [This Section Reserved.]

     Section 6.5 Data. All Data are true and correct in all material respects (other than FAA maintenance records, which are true and correct in all respects) and are accurately extracted from the books and records of Sellers.

     Section 6.6 Consents and Approvals. Other than in connection with the entry of the Approval Order, the execution and delivery by Sellers of this Agreement and any Ancillary Agreements to which it will be a party does not and will not, and the consummation by Sellers of the transactions contemplated hereby and thereby will not, require any Consent, except (a) as disclosed on Schedule 6.11,
(b) as required by the FAA, (c) as required by the DOT, and (d) as required by the City of Chicago.

     Section 6.7 Permits; Compliance with Law. Schedule 6.7 sets forth a true, correct and complete list of all Permits. Sellers possess all Permits necessary for the operation and ownership of the Transferred Assets. All Permits issued to either Seller are in full force and effect. No outstanding violations are or have been recorded in respect of any of the Permits. The use and operation by either Seller of the Transferred Assets and the conduct of its business comply with all Laws and the requirements and conditions of all Permits, including without limitation all applicable operating certificates and authorities, common carrier obligations, airworthiness directives, and all other rules, regulations, directives and policies of the FAA, DOT, City of Chicago, Chicago City Council and all other Governmental Authorities having jurisdiction over the Transferred Assets and the business conducted by Sellers. No proceeding is pending or, to either Seller's knowledge, threatened to revoke, withdraw or limit any such Permit, and there is no fact, error or admission relevant to any Permit that would permit the violation of or revocation, withdrawal or limitation or result in the threatened violation of or revocation, withdrawal or limitation of any such Permit. Except as set forth on Schedule 6.7, on or immediately after the Closing, each Permit will continue in full force and effect and accrue to the benefit of Southwest without any consent, approval or modification required by or from any Governmental Authority.

     Section 6.8 [This Section Reserved.]

     Section 6.9 Title to and Condition of Assets. Upon entry of the Approval Order, the applicable Seller has, and at the Closing, such Seller shall convey to Southwest, good, valid and indefeasible title to the Transferred Assets (other than the Leased Assets), free and clear of all Liens other than Permitted Liens. With respect to any Leased Assets, the applicable Seller has a valid leasehold interest therein for the term specified in Schedule 6.15(c). The Transferred Assets constituting tangible property, taken as a whole, are in good operating condition and repair, subject to normal wear, are usable in the regular and ordinary course of business and to the knowledge of Sellers conform in all material respects to applicable Laws.

     Section 6.10 U.S. Citizen; Air Carrier. Holdings and ATA are each a "citizen of the United States" as defined in the Federal Aviation Act, and ATA is an "air carrier" within the meaning of such Act operating under certificates issued pursuant to such Act (49 U.S.C. Sections 41101-41112).

     Section 6.11 Assumed Contracts. The Assumed Contracts are valid and enforceable in accordance with their terms, subject to applicable bankruptcy, reorganization, moratorium, and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity. No Seller is, and to Sellers' knowledge, no other party thereto is, in material default in the performance, observance or fulfillment of any obligation under any Assumed Contract (other than payments or amounts due thereunder, which shall be paid or discharged by Sellers at or prior to the Closing), and, to Sellers' knowledge, no event has occurred, which with or without the giving of notice or lapse of time, or both, would constitute a material default thereunder, except for the commencement of the Chapter 11 Cases and Sellers' insolvency. Other than in connection with the commencement of the Chapter 11 Cases, entry of the Approval Order and as set forth on Schedule 6.11 hereto, none of the Assumed Contracts requires the Consent of any party to its assignment in connection with the transactions contemplated hereby. True and complete copies of all Assumed Contracts have been delivered to Southwest.

     Section 6.12 [This Section Reserved.]

     Section 6.13 No Casualty. Except as set forth on Schedule 6.13, since June 30, 2004, the Transferred Assets have not been affected by any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God, act of terrorism or of any public enemy or other casualty (whether or not covered by insurance).

     Section 6.14 [This Section Reserved.]

     Section 6.15 Midway Gates; Midway Gate Property; Midway Hangar; Midway Hangar Property.

     (a) Schedule 6.15(a) sets forth (i) a true, correct and complete list of all Midway Gates included in the Transferred Assets, including the gate number and the terminal or concourse location of each such Midway Gate, (ii) the total amount of airline fees and charges paid and payable (if different) by Sellers to the City of Chicago under the Facilities Lease with respect to calendar year 2003, (iii) a true, correct and complete list of all Midway Hangar Property included in the Transferred Assets, (iv) the total amount of fees and charges paid and payable (if different) by Sellers to the City of Chicago under the Hangar Lease with respect to calendar year 2003.

     (b) Schedule 6.15(b) sets forth a true, correct and complete list of all the use agreements, licenses, permits, certificates or other documents or agreements under which either Seller leases, occupies or otherwise has the right to use, the Midway Gates (other than the Facilities Lease) or the Midway Hangar (other than the Hangar Lease), and, in each case, all amendments thereto.

     (c) Except for the Midway Property Leases and the Right of Entry Agreement set forth on Schedule 6.15(c), there are no leases, subleases, use agreements, licenses, permits, certificates or other documents or agreements, or any amendments to any of the foregoing, under which any Seller leases, occupies or otherwise has the right to use any Midway Gate Property or Midway Hangar Property. Schedule 6.15(c) includes the identification of the applicable Seller and the agreement expiration date.

     (d) [This Section Reserved.]

     (e) Neither Holdings or ATA own any Midway Gate Property or Midway Hangar Property.

     (f) Except as set forth in Schedule 6.15(f) identifying the specific equipment and specific condition or non-compliance, the Midway Gates, the Midway Gate Property, the Midway Hangar and the Midway Hangar Property, are all in good operating condition and repair, subject to normal wear, are usable in the regular and ordinary course of business and, to Sellers knowledge, conform in all material respects to applicable Laws. The cost to make the repairs to the Midway Hangar doors, as identified on Schedule 6.15(f) will not exceed $50,000.

     (g) The Assumed Contracts are in full force and effect, and except by reason of the filing of the Chapter 11 Cases or the insolvency of Sellers, Sellers have no knowledge of any material default under the Assumed Contracts or of any condition or event which has occurred which with notice or the passage of time or both would constitute a material default, by either Seller under the Assumed Contracts.

     (h) Sellers have not received any notice that any portion of the Midway Gates, the Midway Gate Property, the Midway Hangar or the Midway Hangar Property is or will be subject to, or affected by, any condemnation, eminent domain or similar proceeding and there are no material violations of record or otherwise known to Sellers against any portion of the Midway Gates, the Midway Gate Property, the Midway Hangar or the Midway Hangar Property.

     (i) To Sellers' knowledge, except as set forth in Schedule 6.15(i) hereto, the Midway Gates, the Midway Gate Property, the Midway Hangar and the Midway Hangar Property, as applicable, have been constructed in good and workmanlike manner, are structurally sound and free from material defects and all building systems, including without limitation, the heat, ventilation and air conditioning, plumbing, electrical, elevator, sewage and other systems and systems related to the specific uses thereof (as, for example, passenger terminal facilities, office space, cargo facilities, and ground support equipment maintenance spaces, and aircraft maintenance space) are free from material defects. The Midway Gate Property and the Midway Hangar Property, as applicable, are in good working order, subject to reasonable wear and tear. Except as set forth in Schedule 6.15(i), neither Seller has deferred any material maintenance or repair obligations under the Assumed Contracts.

     (j) [This Section Reserved.]

     (k) [This Section Reserved.]

     Section 6.16 Environmental Matters.

     (a) Except as set forth on Schedule 6.16(a) hereto, to Sellers' knowledge after reasonable inquiry, the use and operation of the Transferred Assets is and has been in full compliance with all applicable Environmental Laws, and consistent with the consummation of the transactions contemplated hereby or Southwest's ability to own, use or operate the Transferred Assets in substantially the same manner as the Transferred Assets are presently owned, used or operated by Seller. Except as set forth on Schedule 6.16(a), neither Seller has received any written communication from any Person that alleges that such Seller is not in such full compliance, the subject matter of which written communication has not been fully resolved and satisfied, and, to such Sellers' knowledge after reasonable inquiry, there are no circumstances (other than changes in existing, or future requirements of, Environmental Laws) that would reasonably be expected to prevent or interfere with such full compliance in the future. Schedule 6.16(a) sets forth a true, correct and complete list of all orders, decrees or other agreements relating to the Transferred Assets issued pursuant to or entered into under any Environmental Law.

     (b) Except as set forth on Schedule 6.16(b), there is no Environmental Claim relating to ownership or use of the Transferred Assets pending or threatened against either Seller or, to Sellers' knowledge after reasonable inquiry, against any Person whose liability for such Environmental Claim Sellers have retained or assumed either contractually or by operation of law.

     (c) Except as set forth on Schedule 6.16(c), Sellers have not received any written allegation or other information, the subject matter of which allegation or information has not been fully resolved and satisfied, that past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Material of Environmental Concern relating to the ownership or use of the Transferred Assets could form the basis of any Environmental Claim relating to the Transferred Assets against either Seller or against any Person whose liability for such Environmental Claim either Seller retained or assumed either contractually or by operation of law.

     (d) Without in any way limiting the generality of the foregoing, to Sellers' knowledge after reasonable inquiry, (i) all onsite and off-site locations where any Seller or any other occupant has stored, disposed or arranged for the disposal of Materials of Environmental Concern from 1993 to the Execution Date (and, as of the Closing Date, to the Closing Date) relating to the Transferred Assets are identified on Schedule 6.16(d), (ii) all underground storage tanks, and the capacity and contents of such tanks, included in the Transferred Assets (if any) are identified on Schedule 6.16(d), (iii) except as set forth on Schedule 6.16(d), there is no damaged and friable asbestos or lead-based paint coatings in poor condition contained in or forming part of any building, building component, structure or office space with respect to the Midway Gates or the Midway Hangar and (iv) except as set forth on Schedule 6.16(d), no polychlorinated biphenyls (PCB's) are used at any Midway Gate or the Midway Hangar in violation of Environmental Laws.

     (e) For purposes of this Agreement but only as it relates to the Transferred Assets, the following terms shall have the following meanings:

          (i) "Environmental Claim" means any written notice by any Governmental Authority or Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) (A) which would have a material and adverse effect on any of the Transferred Assets, the consummation of the transactions contemplated hereby or Southwest's ability to own, use or operate the Transferred Assets in substantially the same manner as the Transferred Assets are presently owned, used or operated by Sellers, and
     (B) arising out of, based on or resulting from (x) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by either Seller or Southwest or (y) any material violation, or alleged violation, of any Environmental Law.

          (ii) "Environmental Laws" means all Laws applicable to the respective Transferred Assets and relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern arising from or relating to the Transferred Assets, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern arising from or relating to the Transferred Assets or the operation thereof.

          (iii) "Materials of Environmental Concern" means dangerous goods, hazardous, toxic or regulated substances, materials, or wastes as defined in the Environmental Laws.

     Section  6.17  Taxes.   Except  as  set  forth  on  Schedule  6.17:

     (a) No claim for assessment or collection of Taxes relating to the Transferred Assets or operation thereof has been asserted against any Seller excepting ordinary billings for property taxes. Neither Seller is a party to any pending action, proceeding or investigation by any Governmental Authority for the assessment or collection of Taxes, nor does either Seller have knowledge of any such threatened action, proceeding or investigation, relating to the Transferred Assets or operation of the Transferred Assets.

     (b) Each Seller has withheld and paid all Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party relating to the Transferred Assets or operation of the Transferred Assets.

     (c) Neither Seller is a foreign person within the meaning of Section 1445 of the Code.

     (d) None of the Transferred Assets is (i) "tax-exempt use property" within the meaning of Section 168(h) of the Code, (ii) "tax-exempt bond-financed property" within the meaning of Section 168(g) of the Code, (iii) "limited use property" within the meaning of Revenue Procedure 76-30, (iv) subject to Section 168(g)(1)(i)(A) of the Code or (v) property that is or will be required to be treated as being owned by any Person (other than any Seller) pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately before the enactment of the Tax Reform Act of 1986.

     Section 6.18 [This Section Reserved.]

     Section 6.19 [This Section Reserved.]

     Section 6.20 Real Property.

     (a) Except as set forth on Schedule 6.20(a), each applicable Seller has good and valid leasehold interests in, the Midway Property Leases.

     (b) All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems currently serving the Midway Property Leases are installed and operating and are sufficient to enable the Midway Property Leases to continue to be used and operated in the manner currently being used and operated, and neither Seller has any knowledge of any factor or condition that could result in the termination or material impairment of the furnishing thereof. No Improvement or portion thereof is dependent for its access, operation or utility on any land, building or other Improvement that is not both included in the Midway Property Leases that is not available for use pursuant to a reciprocal easement agreement or other contractual right of the applicable Seller.

     (c) All Permits required to have been issued to either Seller to enable any Midway Property Lease to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect. Neither Seller has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Midway Property Lease or any part thereof or any proposed termination or impairment of any parking at any such owned or leased real property or of any sale or other disposition of any such Midway Property Lease or any part thereof in lieu of condemnation.

     (d) No portion of any Midway Property Lease has suffered any damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition, reasonable wear and tear excepted.

     (e) Except as set forth on Schedule 6.20(e):

     (i) to Sellers' knowledge, no structure on any Midway Property Lease fails to conform in any material respect with applicable ordinances, regulations, zoning laws and restrictive covenants nor encroaches upon real property of others, nor is any such Midway Property Lease encroached upon by structures of others in any case in any manner that would have or would be reasonably likely to have a Material Adverse Effect;

     (ii) no charges or violations have been filed, served, made or threatened against either Seller, or, to the knowledge of Sellers, any other Person, against or relating to any such property or structure on or any of the operations conducted at any Midway Property Lease, as a result of any violation or alleged violation of any applicable ordinances, requirements, regulations, zoning laws or restrictive covenants or as a result of any encroachment on the property of others where the effect of same would have or would be reasonably likely to have a Material Adverse Effect;

     (iii) other than pursuant to applicable Laws, covenants that run with the land, the terms of each lease or provisions in any agreement listed on Schedule 6.20(a), there exists no restriction on the use, transfer or mortgaging of any Midway Property Lease;

     (iv) each Seller, as applicable, has adequate permanent rights of ingress to and egress from any such property used by it for the operations conducted thereon; and

     (v) there are no developments affecting any of the Midway Property Leases or interests of any Seller therein pending or, to the knowledge of Sellers, threatened which might reasonably be expected to curtail or interfere in any material respect with the use of any such Leased Real Estate Asset for the purposes for which it is now used.

     Section 6.21 Disclosure. No representation or warranty of either Seller contained herein, and no statement contained in any agreement, document or other instrument to be furnished by either Seller to Southwest in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the representation, warranty or statement so made not misleading.

                                  ARTICLE VII
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Southwest hereby makes the following representations and warranties to Sellers each of which shall be true and correct as of the Execution Date and as of the Closing Date (except to the extent expressly relating solely to a specific date, in which event it shall be true and correct as of such date) and shall be unaffected by any investigation heretofore or hereafter made.

     Section 7.1 Corporate Organization. Southwest is a corporation duly organized, and validly existing under the laws of the State of Texas and has the requisite corporate power and authority to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

     Section 7.2 Authorization and Effect of Agreement. Southwest has the requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it will be a party and to perform its obligations hereunder and thereunder. The execution and delivery by Southwest of this Agreement and the performance by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Southwest. This Agreement has been duly executed and delivered by Southwest and constitutes a valid and binding agreement of Southwest, enforceable against Southwest in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity. Each of the Ancillary Agreements to which Southwest will be a party, when executed and delivered by Southwest, will constitute a valid and binding agreement of Southwest, enforceable against Southwest in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity.

     Section 7.3 No Conflicts. The execution and delivery by Southwest of this Agreement and the Ancillary Agreements to which Southwest will be a party does not or will not (as applicable), and the performance by Southwest of the transactions contemplated by this Agreement and such Ancillary Agreements will not, conflict with, or result in any violation of, or constitute a default under

(a) any provision of the  certificate of  incorporation  or bylaws of Southwest,
(b) any of the terms, conditions, or provisions of any material agreement or other material document by which Southwest is bound, or (c) any Law or Order applicable to or binding on Southwest. Except for the Approval Order, no Consent is required to be obtained, made or given (whether pursuant to applicable Law, contract or otherwise) in connection with the execution and delivery of this Agreement by Southwest or the performance by Southwest of the transactions contemplated hereby.

     Section 7.4 Litigation. As of the Execution Date, there are no judicial or administrative actions, proceedings or investigations pending or, to Southwest's knowledge, threatened that question the validity of this Agreement or any action taken or to be taken by Southwest in connection with this Agreement.

     Section 7.5 Southwest `34 Act Reports. To the best knowledge and belief of Southwest, all Form 10-K, 10-Q and 8-K reports filed with the United States Securities and Exchange Commission (the "SEC") by Southwest Airlines Co. during the twelve months ended November 30, 2004 did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except where any such misstatement, omission or non-compliance would not result in a material adverse effect on the ability of Southwest to perform its obligations under this Agreement or to consummate the transactions contemplated herein.

                                  ARTICLE VIII
                              PRE-CLOSING COVENANTS

     Section 8.1 Access. Prior to the Closing, upon reasonable notice from Southwest, Sellers shall, and shall afford to the officers, attorneys, accountants or other authorized agent or representatives of Southwest reasonable access during normal business hours to the management employees, Transferred Assets, facilities and books and records of each Seller relating to the Transferred Assets so as to afford Southwest full opportunity to make such review, examination and investigation of such Transferred Assets as Southwest determines are reasonably necessary in connection with the consummation of the transactions contemplated hereby; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of either Seller. Southwest shall be permitted to make extracts from or to make copies of such books and records as may be reasonably necessary in connection therewith. Prior to the Closing, Sellers shall, promptly furnish Southwest with access to such maintenance records, operating data and other information relating to the Transferred Assets then owned and/or operated by either Seller as Southwest may reasonably request. Seller shall promptly provide to Southwest all non-privileged documents and materials relating to the proposed sale of the Transferred Assets, Assumed Contracts or any portion thereof, including, without limitation, with respect to competing bids, and otherwise cooperate with Southwest, to the extent reasonably necessary in connection with Southwest's preparation for or participation in any part of the Chapter 11 Cases in which Southwest's participation is necessary, required or reasonably appropriate. Seller shall promptly deliver to Southwest all pleadings, motions, notices, statements, schedules, applications, reports and other papers filed by either of Sellers in any other judicial or administrative proceeding as Southwest may reasonably request. In addition, Sellers shall advise Southwest with respect to any material written or oral communication with the creditors committee in the Chapter 11 Cases or any prospective acquirer or purchaser of the Transferred Assets or of the Sellers or any material portion of their assets concerning, in whole or in part, the transactions contemplated by this Agreement.

     Section 8.2 Conduct of Business. Except as expressly contemplated by this Agreement (including, without limitation, the prosecution of the Chapter 11 Cases), or as otherwise consented to by Southwest in writing, during the period from the Execution Date and continuing until the Closing, each Seller shall, in respect of the Transferred Assets:

     (a) (i) conduct their business with respect to such Transferred Assets in the usual, regular and ordinary course as presently conducted and consistent with past practice, (ii) keep such Transferred Assets intact, and (iii) maintain such Transferred Assets in at least as good a condition as their current condition (reasonable wear and tear excepted);

     (b) not take or omit to take any action as a result of which any representation or warranty of Sellers made in Article VI would be rendered untrue or incorrect if such representation or warranty were made immediately following the taking or failure to take such action;

     (c) not mortgage or pledge any Transferred Assets unless such mortgage or pledge is to terminate and be released at the Closing with respect to the Transferred Assets or to be transferred to and attach to the cash proceeds to be received by Sellers hereunder, nor shall either Seller sell or dispose of any such Transferred Assets, and not waive, release, grant, transfer or permit to lapse any rights of material value with respect to the Transferred Assets;

     (d) not assign, modify, cancel, otherwise impair or permit to lapse any Assumed Contract except for Assumed Contracts other than the Facilities Lease and the Hangar Lease which Southwest in good faith does not deem to be material;

     (e) comply in all material respects with all provisions of any Assumed Contract to which such Seller is a party except for provisions contained in Assumed Contracts other than the Facilities Lease and the Hangar Lease which Southwest in good faith does not deem to be material;

     (f) comply with applicable Laws that relate to or affect any Transferred Assets or such Sellers' ownership, lease and/or use thereof, including but not limited to the timely, complete and correct filing of all reports and maintenance of all records required by any Governmental Authority to be filed or maintained;

     (g) except as Southwest may otherwise agree, having due regard to the preservation of the Transferred Assets and business related thereto, continue to use and operate the Midway Gates and all other Transferred Assets used and operated by Sellers as of the Execution Date in a manner consistent with prior practice, applicable agreements and in accordance with applicable Laws, and shall not enter into any contract nor otherwise act, nor suffer or permit any other Person to act, to restrict, interfere with or prevent the use of such Midway Gates or other Transferred Assets;

     (h) notify Southwest in writing of any incidents or accidents occurring on or after the Execution Date involving any Transferred Assets that resulted or could reasonably be expected to result in damages or losses in excess of $50,000;

     (i) notify Southwest in writing of the commencement of any material litigation against either Seller or any litigation with respect to or involving the Transferred Assets or of the existence of any adverse business conditions arising on or after the Execution Date threatening the continued, normal business operations of Sellers, including without limitation, operation of the Transferred Assets, or of any agreement, consent or order of the FAA, DOT, City of Chicago, or Chicago City Council involving any Seller or any of the Transferred Assets; and

     (j) not take any action, or fail to take action, which action or failure could result in the loss of any of the Midway Gates, the Midway Hangar, or any asset which is or reasonably could be deemed material included in the Transferred Assets.

          Section 8.3 Notification.

     (a) Sellers shall notify Southwest, and Southwest shall notify Sellers, of any litigation, arbitration or administrative proceeding pending or, to their knowledge, threatened, against any Seller or Southwest, as the case may be, which challenges or would materially affect the transactions contemplated hereby.

     (b) Sellers shall provide prompt written notice to Southwest of any change in any of the information contained in the representations and warranties made by Sellers in Article VI hereof or any exhibits or schedules referred to herein or attached hereto and shall promptly furnish any information which Southwest may reasonably request in relation to such change; provided, however, that such notice shall not operate to cure any breach of the representations and warranties made by Sellers in Article VI hereof or any exhibits or schedules referred to herein or attached hereto.

     Section 8.4 No Inconsistent Action. Neither Southwest nor either Seller shall take any action which is materially inconsistent with their respective obligations under this Agreement.

     Section 8.5 Satisfaction of Conditions. Prior to the Closing, each of the parties shall use best reasonable efforts with due diligence and in good faith to satisfy promptly all conditions required hereby to be satisfied by such party in order to expedite the consummation of the transactions contemplated hereby.

     Section 8.6 [This Section Reserved.]

     Section 8.7 [This Section Reserved.]

     Section 8.8 Filings. As promptly as practicable after the execution of this Agreement, each party shall:

     (a) use its best reasonable efforts to obtain, and to cooperate with the other party in obtaining, all authorizations, consents, orders and approvals of any Governmental Authority that may be or become necessary in connection with the consummation of the transactions contemplated by this Agreement;

     (b) take all reasonable actions to avoid the entry of any order or decree by any Governmental Authority prohibiting the consummation of the transactions contemplated hereby and shall furnish to the other all such information in its possession as may be necessary for the completion of the notifications to be filed by the other. Sellers shall pay and bear the cost of filing fees that may be required in connection with any and all such filings; provided, however, that in the event any filings are required under the HSR Act, Southwest shall pay and bear the cost of filing fees with respect to such HSR Act filing;

     (c) respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and respond as promptly as practicable to all inquires and requests received from any State Attorney General or other Governmental Authority in connection with antitrust matters. Each of the Sellers and Southwest shall use all reasonable efforts to resolve such obligations, if any, as may be asserted by any Governmental Authority with respect to the transactions contemplated by this Agreement and the Ancillary Agreements under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, and the Federal Trade Commission Act, as amended (collectively, the "Antitrust Laws"). In connection with the filings under the Antitrust Laws, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement and the Ancillary Agreements as violative of any Antitrust Law, each of the Sellers and Southwest shall cooperate and us all reasonable efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any Order, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, unless either party, in good faith, determines that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that neither the Sellers nor Southwest shall have any obligation to litigate or contest any administrative or judicial action or proceeding or any Order; and

     (d) in complying with this Section 8.8 and not withstanding anything to the contrary in Section 8.8(a), (b) or (c), neither Southwest nor any of its Affiliates shall be required to (i) divest or commit to divest any assets or discontinue or modify or commit to discontinue or modify any of its operations or (ii) accept or become subject to any condition or requirement unacceptable to Southwest in its reasonable discretion. Except as provided in this Section 8.8, nothing in this Agreement shall be deemed to require Southwest to commence any litigation against any Governmental Authority in order to facilitate the consummation of any of the transactions contemplated by this Agreement or the Ancillary Agreements or to defend against any litigation brought by any Governmental Authority seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Ancillary Agreements. No party shall withdraw any such filing or submission prior to the termination of this Agreement without the written consent of the other parties. Southwest and Sellers agree that the filing fee required to be paid in connection with the filing under any regulatory filings shall be paid by Sellers and if advanced by Southwest, Southwest shall subtract such filing fees from the Acquisition Price in accordance with Section 4.6.

     Section 8.9 All Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, the prompt preparation by Sellers of all pleadings, motions, notices, statements, schedules, applications, reports, and other papers reasonably necessary for administration of the Chapter 11 Cases.

     Section 8.10 Further Assurances. From time to time following the Closing, Sellers shall execute, acknowledge and deliver such additional documents, instruments of conveyance, transfer and assignment or assurances and take such other action as Southwest may reasonably request to more effectively assign, convey and transfer to Southwest, and fully vest title in Southwest, with respect to the Transferred Assets.

     Section 8.11 Publicity. Subject to duties of the parties under applicable securities laws, the parties hereto shall consult with each other and shall mutually agree (the agreement of each party not to be unreasonably withheld or delayed) upon the content and timing of any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations as advised by counsel; provided, however, that each party shall give prior notice to the other parties of the content and timing of any such press release or other public statement required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations.

     Section 8.12 [This Section Reserved.]

     Section 8.13 Bankruptcy Court Approval.

     (a) Sellers have filed a motion or motions with the Bankruptcy Court seeking entry of the Approval Order (as defined in Section 8.13(d)) approving, inter alia, the sale of the Transferred Assets to Southwest pursuant to sections 363 and 365 of the Bankruptcy Code. Southwest and Sellers agree to make promptly any filings, to take all actions and to use their best reasonable efforts to obtain entry of the Approval Order and any and all other approvals and orders necessary or appropriate for the consummation of the transactions contemplated hereby.

     (b) Prior to entry of the Approval Order, Sellers and Southwest shall accurately inform the Bankruptcy Court of all material facts of which they are aware relating to this Agreement and the transactions contemplated hereby.

     (c) If the Approval Order or any other orders of the Bankruptcy Court relating to this Agreement shall be appealed by any Person (or a petition for certiorari or motion for rehearing or reargument shall be filed with respect thereto), Sellers agree to take all steps as may be reasonable and appropriate to defend against such appeal, petition or motion, and Southwest agrees to cooperate in such efforts, and each party hereto agrees to use its best reasonable efforts to obtain an expedited resolution of such appeal; provided, however, that nothing herein shall preclude the parties hereto from consummating the transactions contemplated herein if the Approval Order shall have been entered and has not been stayed and Southwest, in its sole discretion, waives in writing the requirement that the Approval Order be a Final Order.

     (d) Southwest and Sellers agree to use their best reasonable efforts to cause the Bankruptcy Court to enter an order in substantially the form attached hereto as Exhibit E (with such changes thereto as Southwest shall approve or request in its sole discretion, the "Approval Order") approving this Agreement, the sale, assignment, transfer and conveyance of the Transferred Assets to Southwest pursuant to this Agreement and the Ancillary Agreements and other transactions contemplated by this Agreement, pursuant to sections 363 and 365 of the Bankruptcy Code.

     (e) Sellers shall cooperate reasonably with Southwest and its representatives in connection with the Approval Order and the bankruptcy proceedings in connection therewith. Such cooperation shall include, but not be limited to, consulting with Southwest at Southwest's reasonable request concerning the status of such proceedings and providing Southwest with copies of requested pleadings, notices, proposed orders and other documents relating to such proceedings as soon as reasonably practicable prior to any submission thereof to the Bankruptcy Court. Sellers further covenant and agree that the terms of any plan submitted by Sellers to the Bankruptcy Court for confirmation shall not conflict with, supersede, abrogate, nullify, modify or restrict the terms of this Agreement and the rights of Southwest hereunder, or in any way prevent or interfere with the consummation or performance of the transactions contemplated by this Agreement including, without limitation, any transaction that is contemplated by or approved pursuant to the Approval Order.

     Section 8.14 Specific Enforcement of Covenants. The parties acknowledge that irreparable damage would occur in the event that any of the covenants and agreements in this Agreement were not timely performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure any breach of such covenants and agreements and to enforce specifically the terms and provisions thereof, this being in addition to any other remedy to which a party may be entitled at law or in equity, it being understood that the Bankruptcy Court has exclusive jurisdiction over such matters; provided, however, that in the event the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction with respect to any matter provided for in this sentence or is without jurisdiction, such abstention, refusal or lack of jurisdiction shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction of any other court having competent jurisdiction with respect to any such matter.

     Section 8.15 Due Diligence. Southwest has completed its due diligence review of the Transferred Assets.

     Section 8.16 [This Section Reserved.]

     Section 8.17 [This Section Reserved.]

     Section 8.18 [This Section Reserved.]

     Section 8.19 Codeshare Alliance Agreement. On or before the Closing Date, Southwest and Sellers shall enter into an interline codeshare alliance arrangement respecting air transportation services to and from Midway on or about February 1, 2005 and airports in the cities set forth in the agreement, as facilities issues and ground service issues are resolved at each airport to allow for consistency of onboard and airport experiences by customers of Southwest and Sellers (the "Codeshare Agreement"). The initial term of the
Codeshare Agreement shall be one (1) year, which initial term shall be automatically converted into an eight (8) year term (seven (7) addition years) upon the Bankruptcy Resolution Date.

     Section 8.20 [This Section Reserved.]

     Section 8.21 Midway Ticket Sales.

     (a) Sellers and Southwest shall enter into an agreement (the "Midway Ticket Sales Agreement") with respect to pre-Closing ticket sales made by Sellers (exclusive of non-revenue, credit voucher, miscellaneous charge orders etc. and/or frequent flyer tickets) prior to Closing for flights which are both (i) cancelled on account of the transactions contemplated hereby and (ii) to cities to which Southwest operates regularly scheduled flights, to be flown after the Transition Period (the "ATA Pre-Sold Tickets").


     (b) The Midway Ticket Sales Agreement will provide that:


          (i) ATA will assign to Southwest all its right, title and interest in and to (including without limitation, the right to receive the Ticket Revenue of) all ATA Pre-Sold Tickets to the extent the same are subsequently reaccommodated by Southwest on Southwest operated flights, including all amounts due to ATA in respect thereof from credit card companies or credit card processors or travel agents;

          (ii) Southwest will reaccommodate in accordance with the terms of this
     Section 8.21 ATA Pre-Sold Tickets on flights operated by it;

          (iii) Southwest will be entitled to the Net Ticket Revenue for each such ATA Pre-Sold Ticket reaccommodated by Southwest, which will be adjusted to ensure that;

          (iv) Southwest will receive its applicable fare for the reaccommodation based on the seat inventory fare buckets available at the time of reaccommodation, regardless of the fare associated with the ATA Pre-Sold Ticket. Southwest will bill to or remit to ATA any such difference between the ATA and Southwest fare as necessary; and

          (v) Any re-accommodation or refunds of any tickets sold by Sellers and not reaccommodated by Southwest will be the responsibility of Sellers and will be settled separately by ATA under ATA's interline agreements.

As used in this Section 8.21, the term "Ticket Revenue" means the gross amount of an ATA Pre-Sold Ticket, less any credit card merchant fee or charge or credit card processing company fee paid by ATA with respect to any credit card payment of such gross ticket amount; and "Net Ticket Revenue" means the Ticket Revenue, less travel agency commissions actually paid by ATA with respect to the sale of that ticket, and less all transportation and other taxes and governmental fees and charges (including TSA fees) and passenger facility charges which are included in the gross amount of that ticket which shall be the responsibility of ATA.

     Section 8.22 [This Section Reserved.]

     Section 8.23 Assurances Regarding Renegotiation of Assumed Contracts. Southwest may, up until Closing, and Sellers shall assist and cooperate with Southwest to, renegotiate any Assumed Contract with the applicable Lessors, lenders, or other applicable third parties, respectively.

     Section 8.24 [This Section Reserved.]

                                   ARTICLE IX
                             POST-CLOSING COVENANTS

     Section 9.1 Maintenance of Books and Records. Sellers and Southwest shall preserve until the seventh anniversary of the Closing Date (or, with respect to any Sellers, until such time as such Seller is liquidated) all records possessed by such party relating to the ownership, leasing or operation of the Transferred Assets prior to the Closing Date. After the Closing Date, where there is a legitimate purpose, such party shall provide the other party with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (i) the relevant officers and employees of such party, and
(ii) the books of account and records of such party, but, in each case, only to the extent relating to the, ownership, leasing or operation of the Transferred Assets prior to the Closing Date, and the other party and its representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such party; and further provided that, as to so much of such information as constitutes trade secrets or confidential business information of such party, the requesting party and its representatives shall use due care to not disclose such information except (i) as required by Law, (ii) with the prior written consent of such party, which consent shall not be unreasonably withheld, or
(iii) where such information becomes available to the public generally, or becomes generally known to competitors of such party, through sources other than the requesting party and its representatives. Such records may nevertheless be destroyed by a party if such party sends the other party written notice of its intent to destroy records, specifying with particularity the contents of the records to be destroyed. Such records may then be destroyed after the 30th day following delivery of such notice unless the other party objects to the destruction, in which case the party seeking to destroy the records shall either agree to retain such records or to deliver such records to the objecting party.

     Section 9.2 Confidentiality. Each party hereto acknowledges that the other parties have legitimate and continuing proprietary interests in the protection of their confidential information and that the parties have invested substantial sums and will continue to invest substantial sums to develop, maintain and protect such confidential information.

 Prior to and after the  Closing,  each
party agrees not to disclose, furnish or make accessible to anyone or use for its own benefit (other than as contemplated hereby) any trade secrets or other confidential or proprietary information of another party relating to either Seller, Southwest and/or their respective businesses or the other parties including, but not limited to, information obtained by or revealed to such party during any investigations, negotiations or review relating to this Agreement and any other document contemplated hereby or thereby or any past or future actions taken in connection with, pursuant to, in accordance with, or under this Agreement, including without limitation any business plans, marketing plans, financial information, strategies, systems, programs, methods and computer programs; provided, however, that such protected information shall not include
(i) information required to be disclosed by law, legal or judicial process (including a court order, subpoena or order of a Governmental Authority) or the rules of any stock exchange, (ii) information that is or becomes available to the disclosing party on a non- confidential basis from a source other than the other parties and not obtained in violation of this Agreement, and (iii) information known to the public or otherwise in the public domain without violation of this Section 9.2; provided, further, that this Section 9.2 shall not in any way limit the disclosure of information by Sellers (a) in connection with the prosecution of the Chapter 11 Cases to the extent necessary to comply with applicable Law or with respect to information of the Sellers or (b) regarding Sellers (i) to other bidders or potential bidders to the extent specifically permitted by this Agreement or (ii) following the termination of this Agreement.

     Section 9.3 Exit Credit Facility. On the Effective Date, Southwest shall provide the Sellers an exit credit facility in accordance with the terms and subject to the conditions described in Exhibit F hereto.

     Section 9.4 Transition Operations. In order to provide for a smooth and orderly transition of Sellers' ---------------------- operations at the Midway Gates and use of the Midway Hangar to Southwest,

     (a) Sellers agree to continue during a transition period from and after the date of the transfer of the respective Transferred Assets pursuant to this Agreement until such time as ATA's operations at the Midway Gates can be transferred to Southwest, which shall occur not later than February 1, 2005, unless otherwise agreed by the Parties (the "Transition Period"), to operate at the Midway Gates pursuant to a Permit Agreement between Southwest and ATA (the "Permit Agreement"), which shall be subject to the approval of the City of Chicago to the extent required in the Facilities Lease. The Permit Agreement shall provide for rent and expenses to be paid by Sellers on a pass-through basis and contain such other terms as Southwest and Sellers shall agree. At Southwest's option, a representative of Southwest may be stationed at Sellers' headquarters and at Sellers' Chicago Command Center to coordinate operations between Southwest and Sellers during the Transition Period. Sellers will cooperate reasonably and in good faith with such representatives and provide an appropriate office, telephone and computer facilities for such representatives' use. Notwithstanding the assignment and transfer of the Transferred Assets at Closing, Sellers will nevertheless during the entire Transition Period bear and pay all costs of operation of the business associated with the Transferred Assets, including without limitation, all rentals and all other amounts due, and perform all obligations accruing or arising under, the Assumed Contracts during and with respect to the Transition Period.

     (b) Sellers agree to continue ATA's use of the Midway Hangar during the Transition Period and Southwest agrees to permit Sellers to continue to use one
(1) bay of the Midway Hangar and related Midway Hangar Property (or a reasonably acceptable replacement bay) for a period of three (3) years from end of the Transition Period (the "Hangar Use Period"), pursuant to a Use Agreement between Southwest and ATA (the "Use Agreement"), which shall be subject to the approval of the City of Chicago to the extent required in the Hangar Lease. The Use Agreement shall provide for rent and expenses to be paid by Sellers on a pass-through basis for the use of the bay during the Transition Period and Hangar Use Period and contain such other terms as Southwest and Sellers shall agree. Southwest will work with Sellers in good faith to find a permanent solution for ATA's hangar needs as a result of the transactions contemplated by this Agreement.

     Section 9.5 Plan of Reorganization. The Sellers will propose (and seek confirmation of) a plan of reorganization with respect to the Sellers in connection with the Chapter 11 Cases consistent with the plan of reorganization described in Exhibit F hereto.

     Section 9.6 Equity Investment. On the Effective Date, Southwest will purchase, through a cash investment of $30,000,000, shares of non-voting senior convertible preferred equity of Holdings in accordance with the terms and subject to the conditions described in Exhibit F hereto.



                                   ARTICLE X
                                EMPLOYEE MATTERS

     Without undertaking any obligation to hire any employee or group of employees of Sellers, to the extent Southwest requires any employees in addition to those already employed by Southwest in relation to operation of the Transferred Assets and to the extent practical and consistent with its outside hiring needs and standards, Southwest agrees to undertake good faith efforts to interview and consider individual qualified existing employees of Sellers who were displaced as a result of the transactions contemplated herein as new employees of Southwest on a first-priority basis.

                                   ARTICLE XI
                                  RISK OF LOSS

     Section 11.1 Risk of Loss on Sellers. Sellers shall bear the risk of any loss or damage to any Transferred Assets at all times prior to the delivery of physical possession thereof to Southwest at Closing in accordance with Section
5.3. Sellers shall promptly notify Southwest if any such loss or damage occurs. If any such Transferred Asset is damaged on or after the Execution Date but not destroyed then Sellers promptly shall fully repair such Transferred Asset; provided, however, that such repair obligation shall not exist if the cost of repair would be sufficiently large that the only reasonable course of action would be to treat such Transferred Asset as a total loss. In the event of any total loss (or loss treated as a total loss in accordance with the immediately prior sentence) of any Transferred Asset, on or after the Execution Date Southwest may elect to either (i) have paid over to it all insurance proceeds to which Sellers may be entitled in respect of such loss or (ii) reduce the Acquisition Price in accordance with Section 4.4.

 If any loss or damage to any
tangible Transferred Asset occurs following the Closing at which such Transferred Asset was conveyed to Southwest but prior to the delivery of physical possession thereof to Southwest in accordance with Section 5.3, then Sellers promptly shall pay or cause the applicable Seller to pay to Southwest the greater of (i) the aforesaid insurance proceeds or (ii) the amount by which the Acquisition Price would have been reduced in accordance with Section 4.3(a) if such loss or damage had occurred prior to the Closing.

                                  ARTICLE XII
                       FURTHER AGREEMENTS AND TERMINATION

     Section 12.1 [This Section Reserved.]

     Section 12.2 [This Section Reserved.]

     Section 12.3 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

     (a) by mutual consent of each of Sellers and Southwest;

     (b) by either of Sellers or Southwest (provided that such terminating party is not then in material breach of any provision of this Agreement):

          (i) if the Bankruptcy Court by Final Order approves, or under any of other circumstances there is, a sale of all or a substantial portion of the Transferred Assets, or issuance of all or substantially all of the equity securities of either Seller, to a Person (or group of Persons) other than Southwest or an Affiliate of Southwest or the Bankruptcy Court by Final Order approves a merger, consolidation or corporate reorganization of either Sellers following which neither Southwest nor an affiliate of Southwest, is an Affiliate of the merged, consolidated or reorganized entity;

          (ii) if a Governmental Authority shall have issued an order, or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, or other action shall have become final and non-appealable; or

          (iii) if the Closing shall not have occurred on or before January 31, 2005.

          (c) by Southwest (provided that Southwest is not then in material breach of any provision of this Agreement):

          (i) two (2) Business Days after the closing of one or more transactions by which all of the Transferred Assets have been transferred or disposed of to a Person (or group of Persons) other than Southwest or an affiliate of Southwest;

          (ii) ninety (90) days after the entry of an order of the Bankruptcy Court approving one or more transactions for the transfer of the Transferred Assets to a Person (or group of Persons) other than Southwest or an affiliate of Southwest;

          (iii) [This Section Reserved.]

          (iv) if the Approval Order has not been entered by the Bankruptcy Court either before execution of this Agreement or within fifty (50) days of execution of this Agreement, and as of the time of such termination of this Agreement, the Approval Order has not been entered by the Bankruptcy Court;

          (v) if a material default or material breach shall be made by any Seller with respect to the due and timely performance of any of its covenants or agreements contained herein, or if its representations or warranties contained in the Agreement shall have become inaccurate (without giving effect to any materiality or Material Adverse Effect qualifications or exceptions contained therein) and such inaccuracy has had or would be reasonably likely to have a Material Adverse Effect, if such default, or inaccuracy has not been cured or waived within 30 days after written notice to such Seller specifying, in reasonable detail, such claimed default, breach or inaccuracy and demanding its cure or satisfaction;

          (vi) [This Section Reserved.]; or

          (vii) if an event or events or circumstance shall have occurred since the Execution Date which, independently or together with any other event, events or circumstance that have occurred or are reasonably likely to occur, have or are reasonably likely to have a Material Adverse Effect.

          (d) by Sellers (provided that Sellers are not then in material breach of any provision of this Agreement);

          (i) if a material default or breach shall be made by Southwest with respect to the due and timely performance of any of its covenants or agreements contained herein, or if its representations or warranties contained in the Agreement shall have become inaccurate and such inaccuracy has had or would be reasonably likely to have a Southwest Material Adverse Effect, if such default, breach or inaccuracy has not been cured or waived within 30 days after written notice to Southwest specifying, in reasonable detail, such claimed default, breach or inaccuracy and demanding its cure or satisfaction;

          (ii) [This Section Reserved.]

          (iii) [This Section Reserved.]

          (iv) if the Approval Order has not been entered by the Bankruptcy Court either before execution of this Agreement or within fifty (50) days of execution of this Agreement, and as of the time of such termination of this Agreement, the Approval Order has not been entered by the Bankruptcy Court.

     Section 12.4 Procedure and Effect of Termination. In the event of termination of this Agreement pursuant to Section 12.3, written notice thereof shall forthwith be given to the other parties to this Agreement and this Agreement shall terminate (subject to the provisions of this Section 12.4)
without further action by any of the parties hereto. If this Agreement is terminated pursuant to Section 12.3 as provided herein:

     (a) upon request therefor, each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same; and

     (b) no party hereto shall have any liability or further obligation to any other party to this Agreement resulting from such termination except (i) that the provisions of this Section 12.4 and Section 9.2 shall remain in full force and effect and (ii) no party waives any claim or right against a breaching party to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

     Section 13.1 Notices. All notices and other communications required or permitted hereunder shall be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched) or one business day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below:

     (a) If to Sellers, to:

     ATA Holdings Corp.
     ATA Airlines, Inc.
     7337 West Washington Street
     Indianapolis, Indiana  46231
     Attention.:  Mr. Gilbert F. Viets
                  Executive Vice President and Chief Restructuring Officer
     Facsimile: (317) 282-7091
     mail: Gilbert.Viets@IflyATA.com
     with a copy to:

     Baker & Daniels (which shall not constitute notice)
     300 N. Meridian Street, Suite 2700
     Indianapolis, Indiana  46204
     Attention:  Stephen A. Claffey, Esq.
     Facsimile:  (317) 237-1000
     Email: steve.claffey@bakerd.com

     (b) If to Southwest, to:
     Southwest Airlines Co.
     P.O. Box 36611
     2702 Love Field Dr.
     Dallas, Texas  75235
     Attention:  Laura Wright
                 Senior Vice President - Finance and Chief Financial Officer
     Facsimile:  (214) 792-4022
     Email: laura.wright@wnco.com

     and
     Attention:   Deborah Ackerman
                  Vice President - General Counsel
     Facsimile:  (214) 792-5151
     Email: debby.ackerman@wnco.com

     with a copy to:
     Bell, Boyd & Lloyd LLC
     70 West Madison Street, Suite 3200
     Chicago, Illinois  60602-4207
     Attention:  David F. Heroy, Esq.
     Facsimile:  (312) 827-8010
     Email:  DHeroy@bellboyd.com


or to such other address or addresses as any such party may from time to time designate as to itself by like notice.

     Section 13.2 Actions by Sellers. Where any provision of this Agreement indicates that either Seller shall take any specified action (or refrain from taking any specified action) or requires either Seller to take any specified action (or to refrain from taking any specified action), then, Sellers shall cause such Seller to take such action (or to refrain from taking such action, as applicable). Whenever any provision of this Agreement refers to the knowledge or an obligation or liability of Sellers, such provision shall be deemed to refer to the knowledge, obligation or liability or either Seller, individually, or both Sellers, collectively, jointly, or severally.

     Section 13.3 Expenses. Except as otherwise expressly provided herein or in Exhibit F hereto, each party hereto shall pay any expenses incurred by it incident to this Agreement and in preparing to consummate and consummating the transactions provided for herein.

     Section 13.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors (including, without limitation, any trustee appointed for Sellers) and permitted assigns, but shall not be assignable or delegable by any party without the prior written consent of the other party; provided, however, that upon notice to Sellers delivered in accordance with Section 13.1, Southwest may assign or delegate any or all of their rights or obligations under this Agreement to any Affiliate thereof or to any Person that directly or indirectly acquires, after the Closing, all or substantially all of the assets or voting stock of Southwest, but such assignment or delegation shall not relieve Southwest of any obligation hereunder.

     Section 13.5 Waiver. Southwest may, by written notice to Sellers, and Sellers (for itself and on behalf of all other Sellers) may, by written notice to Southwest, (a) extend the time for performance of any of the obligations of the other party under this Agreement, (b) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement,
(c) waive compliance with any of the conditions or covenants of the other party contained in this Agreement, or (d) waive or modify performance of any of the obligations of the other party under this Agreement; provided, however, that no such party may, without the prior written consent of the other party, make or grant such extension of time, waiver of inaccuracies or compliance or waiver or modification of performance with respect to its representations, warranties, conditions or covenants hereunder. Except as provided in the immediately preceding sentence, no action taken pursuant to this Agreement shall be deemed to constitute a waiver of compliance with any representations, warranties, conditions or covenants contained in this Agreement or shall operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature.

     Section 13.6 Entire Agreement; Disclosure Schedules. This Agreement, which includes the schedules and exhibits hereto, supercedes any other agreement, whether written or oral, that may have been made or entered into by any party relating to the matters contemplated hereby and constitutes the entire agreement by and among the parties hereto with respect to the Transferred Assets.

     Section 13.7 Amendments, Supplements, Etc. This Agreement may be amended or supplemented at any time by additional written agreements as may mutually be determined by Southwest and Sellers to be necessary, desirable or expedient to further the purposes of this Agreement or to clarify the intention of the parties.

     Section 13.8 Rights of the Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

     Section 13.9 Applicable Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the rules and substantive Laws of the State of New York, without regard to conflicts of law provisions thereof.

     Section 13.10 Execution in Counterparts. This Agreement and the agreements referred to herein may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original. Transmission by telecopier of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.



     Section 13.11 Titles and Headings. Titles and headings to Sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     Section 13.12 Invalid Provisions. If any provision of this Agreement (other than Section 5.4 or Article XII of this Agreement or any part or provision thereof) is held to be illegal, invalid, or unenforceable under any present or future Law, and if the rights or obligations under this Agreement of Sellers on the one hand and Southwest on the other hand will not be materially and adversely affected thereby, (a) such provision shall be fully severable; (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement; and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     Section 13.13 Transfers. Southwest and Sellers shall cooperate and take such action as may be reasonably requested by the other in order to effect an orderly transfer of the Transferred Assets with a minimum of disruption to the operations and employees of the businesses of Southwest or Sellers.

     Section 13.14 Brokers. Sellers hereby agree to indemnify and hold harmless Southwest against any liability, claim, loss, damage or expense incurred by Sellers relating to any fees or commissions owed to any broker, finder or financial advisor as a result of actions taken by Sellers or any other Seller. Southwest hereby agrees to indemnify and hold harmless Sellers against any liability, claim, loss, damage or expense incurred by Southwest relating to any fees or commissions owed to any broker, finder or financial advisor as a result of actions taken by Southwest.

     Section 13.15 Exculpation. Each Seller agrees that none of Southwest's controlling persons, officers, directors, partners, agents, employees or other representatives shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the transactions contemplated by this Agreement.

     Section 13.16 Principles of Interpretation. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. Unless otherwise specified, the terms "hereof," "herein," "hereby" and similar terms refer to this Agreement as a whole (including the exhibits and schedules hereto), and references herein to Articles or Sections refer to Articles or Sections of this Agreement.

     Section 13.17 Survival. The representations, warranties and covenants of the Sellers and Southwest contained in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby until the third anniversary of the Closing except that representations and warranties respecting Environmental Claims and Tax matters or claims shall survive for the period of the applicable statute of limitations in respect of such matters or claims.

     Section 13.18 Sellers Agreement to Indemnify.

     (a) Subject to the limitations described in Section 12.4 in the event this Agreement is terminated by Southwest pursuant to Section 12.3 hereof, Sellers hereby jointly and severally agree to indemnify and hold harmless Southwest and all officers, directors and employees and Affiliates of Southwest (collectively, the "Indemnified Parties") from and against any and all liabilities, losses, and damages and attorney's fees, court costs, and other out-of-pocket expenses (collectively, "Losses") incurred or suffered by any Indemnified Party to the extent that the Losses arise by reason of, or result from (i) the failure of any representation or warranty of Sellers contained in this Agreement to have been true when made and as of the Closing Date; (ii) the breach of any covenant or agreement of the Sellers in this Agreement or any Ancillary Agreement to which Sellers, or either of them is a party, in each case to the extent not waived by each of the Indemnified Parties; (iii) the Retained Liabilities; and (iv) any loss, damage, liability, claim, demand or litigation made or brought against or incurred by or imposed upon Southwest or the Transferred Assets related to or arising out of any acts, omissions, conditions, occurrences, liabilities, taxes, duties, claims, demands or litigation existing or occurring on or prior to the Closing Date, including, without limitation, arising out of or related to any matter disclosed on Schedule 6.16(a) hereto.

     (b) Any Indemnified Party seeking indemnification under this Agreement shall notify the Sellers of the basis upon which the Indemnified Party makes a claim for indemnification hereunder within a reasonable time after Southwest becomes aware of the incurrence of any such Loss; provided, however that an Indemnified Party's failure to give such notice, or to give such notice within a reasonable time, shall not adversely affect such Indemnified Party's right to indemnification for such Loss.

     Section 13.19 Southwest Agreement to Indemnify.

     (a) Southwest hereby agrees to indemnify and hold harmless Sellers and all officers, directors and employees and Affiliates of Seller (collectively, the "Seller Indemnified Parties") from and against any and all liabilities, losses, and damages and attorney's fees, court costs, and other out-of-pocket expenses (collectively, "Sellers' Losses") incurred or suffered by any Seller Indemnified Party to the extent that the Sellers' Losses arise by reason of, or result from
(i) the failure of any representation or warranty of Southwest contained in this Agreement to have been true when made and as of the Closing Date; or (ii) the breach of any covenant or agreement of Southwest contained herein or contained in any Ancillary Agreement to the extent not waived by each of the Seller Indemnified Parties.

     (b) Any Seller Indemnified Party seeking indemnification under this Agreement shall notify Southwest of the basis upon which the Seller Indemnified Party makes a claim for indemnification hereunder within a reasonable time after Seller becomes aware of the incurrence of any such Sellers' Loss; provided, however, that a Seller Indemnified Party's failure to give notice or to give such notice within a reasonable time shall not adversely affect such Seller Indemnified Party's right to indemnification for such Sellers' Loss.

     Section 13.20 Setoff. Southwest shall have the right to set-off and apply against all amounts due and owing from Southwest to Sellers under this Agreement or any Ancillary Agreements or other matter pursuant to which Southwest is may become liable or indebted to the Sellers, any Losses incurred or suffered by Southwest or any amounts due Southwest from Sellers under any other provision of this Agreement or any of the Ancillary Agreements.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                               SELLERS:

                               ATA HOLDINGS CORP.


                               By: /s/ Gilbert F. Viets
                               Name:   Gilbert F. Viets
                               Title:  Executive  Vice  President
                                       Chief  Restructuring Officer


                               ATA AIRLINES, INC.


                               By:      /s/ Gilbert F. Viets
                               Name:    Gilbert F. Viets
                               Title:   Executive Vice President
                                        Chief Restructuring Officer


                                SOUTHWEST:

                                SOUTHWEST AIRLINES CO.


                                By:      /s/ Gary C. Kelly
                                Name:    Gary C. Kelly
                                Title:   Chief Executive Officer

                                     EXHIBIT A

                                   DEFINITIONS

     "Acquisition Price" shall have the meaning ascribed to such term in Section
4.1 of this Agreement.

      "Acquisition Price Offset Amount" shall have the meaning ascribed to such term in Section 4.6 of this Agreement.

     "Affiliate" shall mean with respect to any Person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with that Person.

     "Agreement" shall have the meaning ascribed to such term in the preamble to this Agreement.

     "Ancillary Agreements" shall mean the Facilities Lease Assignment, the Hangar Lease Assignment, Bill of Sale, Assumption Agreement and the other assignment or transfer documents, the Assumed Contracts, and the other agreements referred to herein to be delivered at or after the Closing.

     "Antitrust Laws" shall have the meaning ascribed to such term in Section 8.8(c) of this Agreement.

     "Approval Order" shall have the meaning ascribed to such term in Section 8.13(d) of this Agreement.

     "Assumed Contracts" shall mean the following contracts or agreements (provided that if any such contracts or agreements relate not only to Transferred Assets but also other assets, then only the portions of such contracts and agreements that relate specifically to the Transferred Assets shall be deemed to be Assumed Contracts):

         (a) the Facilities Lease;

         (b) the Hangar Lease, and;

         (c) all other Contracts included in the Transferred Assets.

     "Assumed  Liabilities"  shall  have the  meaning  ascribed  to such term in
Section 3.1 of this Agreement.

         "Assumption Agreement" shall have the meaning ascribed to such term in
Section 5.2(c)(ii) of this Agreement.

     "ATA" shall have the meaning ascribed to such term in the preamble of this Agreement.

     "ATA  Pre-Sold  Tickets"  shall have the  meaning  ascribed to such term in
Section 8.21 of this Agreement.

     "Bankruptcy Code" shall have the meaning ascribed to such term in the Recitals of this Agreement.

     "Bankruptcy Court" shall have the meaning ascribed to such term in the Recitals of this Agreement.

     "Bankruptcy Resolution Date" means the date on which a Final Order of the Bankruptcy Court has been entered dismissing, closing or otherwise terminating the Chapter 11 Cases.

     "Bill of Sale" shall have the meaning ascribed to such term in Section 5.2(a)(i) of this Agreement.

     "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Texas or Indiana are authorized or required by Law to close.

     "Change" shall have the meaning ascribed to such term in subsection (b) of the definition of "Material Adverse Effect."

     "Chapter 11 Case" or "Chapter 11 Cases" shall mean the voluntary cases commenced by Sellers under chapter 11 of the Bankruptcy Code and administratively consolidated as In re ATA Holdings Corp. et al, 04-19866 (BHL).

     "Chicago Construction Loan" shall mean two separate loans made to ATA by the City of Chicago to fund a jet bridge extension at Midway Airport, such loans having an outstanding principal amount as of October 1, 2004 of approximately $6,990,362.

     "Chicago Construction Loan Indebtedness" shall mean the approximately $6,990,362 outstanding principal amount of unsecured construction loans made to ATA to fund the jet bridge extension at Midway Airport (such obligations being loan advances in the aggregate principal amount of $7,173,763 representing indebtedness for money borrowed by Sellers pursuant to the Chicago Construction
Loan).

     "Closing" shall have the meaning ascribed to such term in Section 5.1 of this Agreement.

     "Closing Date" shall have the meaning ascribed to such term in Section 5.1 of this Agreement.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

     "Codeshare  Agreement"  shall  have the  meaning  ascribed  to such term in
Section 8.19 hereof.

     "Consent" shall mean any consent, approval or authorization of, notice to, or designation, registration, declaration or filing with, any Person.

     "Contract" shall mean any agreement, contract, lease, commitment, license, undertaking or other legally binding contractual right or obligation to which a Person is a party or by which a Person or its assets or properties are bound.

     "Data" shall mean all documents, books, drawing, logs, manuals and records relating primarily or exclusively to the Transferred Assets.

     "DOT" shall mean the United States Department of Transportation or any successor thereto.

     "Effective Date" shall mean the date on which a plan of reorganization, including the terms and conditions set forth in Exhibit F hereto, with respect to the Sellers in connection with the Chapter 11 Cases shall be effective.

     "Environmental Assessments" shall mean an environmental inspection and/or survey of Sellers' real.

     "Environmental  Claim"  shall  have the  meaning  ascribed  to such term in
Section 6.16(e)(i) of this Agreement.`

     "Environmental  Laws"  shall  have the  meaning  ascribed  to such  term in
Section 6.16(e)(ii) of this Agreement.

     "Excluded  Assets" shall have the meaning  ascribed to such term in Section
2.4 of this Agreement.

     "Execution Date" shall have the meaning ascribed to such term in the opening paragraph of this Agreement.

     "FAA" shall mean the Federal Aviation Administration or any successor thereto.

     "Facilities Lease" shall have the meaning ascribed to such term in Section 2.1(i) of this Agreement.

     "Facilities Lease Assignment" shall have the meaning ascribed to such term in Section 5.2(a)(i) of this Agreement.

     "Federal Aviation Act" shall mean the Federal Aviation Act of 1958, as amended, together with the aviation regulations of the FAA, as the same may be in effect from time to time.

     "Final Order" shall mean an order or judgment the operation or effect of which is not stayed, and as to which order or judgment (or any revision, modification or amendment thereof), the time to appeal or seek review or rehearing has expired, and as to which no appeal or petition for review or motion for rehearing or re-argument has been taken or been made and is pending for argument.

     "Governmental Authority" shall mean any U.S. federal, state or local government or any subdivision, agency, instrumentality, authority, department, commission, board or bureau thereof or any federal, state or local court, tribunal or arbitrator (including, without limitation, the Bankruptcy Court).

     "Hangar Lease" shall have the meaning ascribed to such term in Section 2.1 of this Agreement.

     "Hangar Lease  Assignment"  shall have the meaning ascribed to such term in
Section 5.2(a)(i) of this Agreement.

     "Hangar Use Period" shall have the meaning ascribed to such term in Section
9.4 of this Agreement.


     "Holdings" shall have the meaning ascribed to such term in the preamble of this Agreement.

     "HSR Act" shall mean Hart-Scott-Rodino Act of 1976, as amended.

     "Improvements" shall mean any repairs, replacements and improvements to Midway Property Leases.

     "Indemnified  Parties"  shall  have the  meaning  ascribed  to such term in
Section 13.18(a) of this Agreement.


     "Laws" shall mean all federal, state, local or foreign laws, orders, writs, injunctions, decrees, ordinances, awards, stipulations, statutes, judicial or administrative doctrines, rules or regulations enacted, promulgated, issued or entered by a Governmental Authority, including without limitation, the Bankruptcy Code, the Federal Aviation Act and any Environmental Laws.

     "Leased Assets" means the Facilities Lease and the Hangar Lease.

     "Liens" shall mean all title defects or objections, mortgages, liens, claims, charges, pledges, or other encumbrances of any nature whatsoever, including without limitation licenses, leases, chattel or other mortgages, collateral security arrangements, pledges, title imperfections, defect or objection liens, security interests, conditional and installment sales agreements, easements, encroachments or restrictions, of any kind and other title or interest retention arrangements, reservations or limitations of any nature.

     "Losses" shall have the meaning ascribed to such term in Section 13.18(a) hereof.

     "Material Adverse Effect" shall mean:

     (a) any change, circumstance, development, effect, event, fact or occurrence after the Execution Date that is or may reasonably be expected, individually or in the aggregate, to be materially adverse to (i) the ability of the Sellers, individually or taken as a whole to perform their obligations under this Agreement or to consummate the transactions contemplated herein, or (ii) the business, tangible assets, liabilities, results of operations or condition (financial or other) or prospects of the business operated by Sellers related to the Transferred Assets, other than (A) relating solely to or resulting solely from entering into this Agreement or the consummation of the transactions contemplated herein or the announcement thereof, (B) relating solely to or resulting solely from the filing of the Chapter 11 Cases, or (iii) the legality, validity or enforceability of this Agreement or the agreements and instruments to be entered into in connection herewith or the realization of the rights and remedies hereunder;

     (b) any change, circumstance, development, effect, event, fact or occurrence after the Execution Date (a "Change") that is or reasonably may be expected to (i) give rise to any liability on the part of Southwest, other than the Assumed Liabilities, with respect to or result in a reduction in the value of the Transferred Assets or (ii) increase the amount of the Assumed Liabilities in an amount, individually or in the aggregate with all other liabilities or reductions in value of the Transferred Assets arising from a Change, which is equal to or greater than in the aggregate $2,500,000 but only after application of all of Southwest's holdback and setoff rights under this Agreement which are applicable to any such reduction in value of the Transferred Assets or the increase in the Assumed Liabilities or other liabilities;

     (c) [This Section Reserved.]

     (d) [This Section Reserved.]

     (e) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of either of the Sellers in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law seeking the liquidation of one or more of the Sellers under Chapter 7 of the Bankruptcy Code or the conversion of the Chapter 11 Cases to Chapter 7 for any purpose or (B) a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of either of the Sellers under Chapter 7 of the Bankruptcy Code, or the commencement by either of the Sellers of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law to convert the Chapter 11 Cases to Chapter 7 proceedings under the Code or other similar liquidation proceeding, or the consent by either of the Sellers to the entry of a decree or order for relief in respect of either of the Sellers in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against either of them, or the consent by either of the Sellers to the filing of a petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of either of the Sellers, in each instances, to convert the Chapter 11 Cases to Chapter 7 proceedings under the Bankruptcy Code or other similar liquidation proceedings or to otherwise effect the liquidation of either of the Sellers; provided, however, in no event shall the proposed transfer of the Transferred Assets to Southwest pursuant to this Agreement and the Chapter 11 Cases be deemed to violate this subsection (e);

     (f) [This Section Reserved.]

     (g) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States or elsewhere (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the Execution Date), if the effect of such outbreak, escalation, calamity, crisis or material adverse change in the economic conditions in, or in the financial markets of, the United States or elsewhere could be reasonably expected to make it, in Southwest's reasonable judgment, impracticable or inadvisable to proceed with any financing contemplated by it for the acquisition of the Transferred Assets on the terms and in the manner contemplated herein;

     (h) the suspension or limitation of trading for more than three (3) consecutive Business Days generally in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market or any setting of limitations on prices for securities on any such exchange or NASDAQ National Market;

     (i) the enactment, publication, decree or other promulgation after the Execution Date of any applicable law that in Southwest's reasonable opinion materially and adversely affects, or could be reasonably expected to materially and adversely affect, the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of Southwest, taken as a whole;

     (j) the declaration of a banking moratorium by any Governmental Authority; or the taking of any action by any Governmental Authority after the Execution Date in respect of its monetary or fiscal affairs that in Southwest's reasonable opinion could reasonably be expected to have a material adverse effect on the financial markets in the United States; and

     (k) any general suspension of commercial aviation operations in the United States for a period of more than forty-eight (48) consecutive hours or for more than four days in any month.

     "Materials of Environmental Concern" shall have the meaning ascribed to such term in Section 6.16(e)(iii) of this Agreement.

     "Midway" or "Midway Airport" shall mean Midway Airport located in the City of Chicago, Illinois.

     "Midway Gates" shall have the meaning ascribed to such term in Section 2.1(i) of this Agreement.

     "Midway Gate Property" shall mean all facilities, fixtures (including permanent improvements to any property comprising Midway Gate Property), leasehold improvements and appurtenances owned or leased by any Seller and used exclusively or primarily in connection with the Midway Gates and any and all existing manufacturer or vendor warranties, customer support agreements, books and records (or copies thereof, in which case the originals shall be made available to Southwest) and similar items of Sellers relating to the foregoing (excluding Sellers' general home office financial and accounting books and records, access to which, however, shall be provided to Southwest upon request).

     "Midway Hangar" shall have the meaning ascribed to such term in Section 2.1(i) of this Agreement.

     "Midway Hangar Property" shall mean all facilities, fixtures (including permanent improvements to any property comprising Midway Hangar Property), leasehold improvements and appurtenances owned or leased by any Seller and used exclusively or primarily in connection with the Midway Hangar and any and all existing manufacturer or vendor warranties, customer support agreements, books and records (or copies thereof, in which case the originals shall be made available to Southwest) and similar items of Sellers relating to the foregoing (excluding Sellers' general home office financial and accounting books and records, access to which, however, shall be provided to Southwest upon request).

     "Midway Property Leases" shall mean the Facilities Lease and the Hangar Lease.

     "Midway Ticket Sales Agreement" shall have the meaning ascribed to such term in Section 8.21 of this Agreement.

     "Net  Ticket  Revenue"  shall  have the  meaning  ascribed  to such term in
Section 8.21 of this Agreement.

     "Order" means any decree, judgment, injunction, writ or similar judicial or administrative action and whether temporary, preliminary or permanent.

     "Permit  Agreement" shall have the meaning ascribed to such term in Section
9.4 hereof.

     "Permits" shall mean all permits, licenses, approvals, franchises, notices and authorizations issued by any Governmental Authority that relate to or otherwise are used or are necessary in connection with the ownership, operation or other use of any of the Transferred Assets.

     "Permitted Liens" shall mean Liens for taxes, assessments and other governmental charges which are not due and payable.

     "Person"  shall  mean  any   individual,   general   partnership,   limited
partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, Governmental Authority or other entity.

     "Retained  Liabilities"  shall have the  meaning  ascribed  to such term in
Section 3.2 of this Agreement.

     "Right of Entry Agreement" shall mean that certain Right of Entry Agreement between the City of Chicago and ATA dated as of November 1, 2003.

          "Scheduled   Closing   Date"  shall  mean  January  12,  2005,  or  as
     otherwise agreed.

          "Schedules"  shall have the  meaning  ascribed to such term in Section
     1.2 hereof.

          "SEC" shall have the meaning ascribed to such term in Section 7.5 hereof.

          "Seller Indemnified Parties" shall have the meaning ascribed to such term in Section 13.19 of this Agreement.

          "Sellers" shall have the meaning ascribed to such term in the preamble to this Agreement.

          "Southwest" shall have the meaning ascribed to such term in the preamble to this Agreement.

     "Southwest Material Adverse Effect" shall mean a materially adverse effect on the business, results of operations or financial condition of Southwest and its subsidiaries, taken as a whole, other than any change, circumstance or effect caused by (i) the economy or financial markets in general, (ii) changes in general political or regulatory conditions in the United States, (iii) conditions generally in the airline industry in which Southwest operates and not specifically relating to Southwest or (iv) or resulting from the announcement or pendency of the transactions contemplated by this Agreement.

     "Tax" and "Taxes" shall mean all federal, state, local, or foreign income, payroll, employee withholding, unemployment insurance, social security, sales, use, service, service use, leasing, leasing use, excise, franchise, gross receipts, value added, alternative or add-on minimum, estimated, occupation, real and personal property, stamp, transfer, workers' compensation, severance, windfall profits, environmental (including taxes under Section 59A of the Code), or other tax of the same or of a similar nature, including any interest, penalty, or addition thereto, whether disputed or not.

          "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes or any amendment thereto, and including any schedule or attachment thereto.

          "Ticket  Revenue"  shall  have the  meaning  ascribed  to such term in
     Section 8.21 of this Agreement.

          "Transferred  Assets" shall have the meaning  ascribed to such term in
     Section 2.1 of this Agreement.

          "Transition  Period"  shall have the meaning  ascribed to such term in
     Section 9.4 of this Agreement.

          "Use  Agreement"  shall  have the  meaning  ascribed  to such  term in
     Section 9.4 of this Agreement.